EXHIBIT 10.8

OFFICE LEASE AGREEMENT

BY AND BETWEEN

6200 STONERIDGE MALL ROAD INVESTORS LLC,

a Delaware limited liability company

AS LANDLORD

and

WORKDAY, INC.,

a Nevada corporation

AS TENANT

DATED September 18, 2008

i

30.	Effect of Conveyance	49

31.	Estoppel Certificates	49

32.	Subordination	49

33.	Environmental Covenants	50

34.	Notices	54

35.	Waiver	54

36.	Holding Over	54

37.	Successors and Assigns	55

38.	Time	55

39.	Brokers	55

40.	Limitation of Liability	55

41.	Financial Statements	56

42.	Rules And Regulations	56

43.	Mortgagee Protection	57

44.	Parking	57

45.	Entire Agreement	59

46.	Interest	59

47.	Governing Law; Construction	60

48.	Representations and Warranties of Tenant	60

49.	Representations and Warranties of Landlord	61

50.	Name of Building	62

51.	Security	62

52.	Jury Trial Waiver	62

53.	Recordation	63

54.	Right to Lease	63

55.	Force Majeure	63

56.	Acceptance	63

57.	Renewal Option	63

58.	Expansion Option (6210 Stoneridge)	66

59.	Expansion Option (6230 Stoneridge)	68

60.	Right Of First Offer (6210 Stoneridge)	69

61.	Option to Terminate	70

62.	Consents	72

63.	Definition of Prime Rate	72

64.	Business Days	72

65.	Conditions Precedent	72

66.	Interim Resolution	73

67.	Global Termination Right	74

68.	Counterparts	74

INDEX OF EXHIBITS

A	Diagram of the Phase I Premises and Phase II Premises

A-1	Potential Sports Court and Outdoor Eating Areas

B	Tenant Improvements Work Letter

C	Rules and Regulations

D	Form of Estoppel Certificate

E	Security Deposit and Burn Down

F	Janitorial Specifications

G	Form of Letter of Credit

H	6210 Expansion Premises

I	Generator Location

J	Approved Signage

INDEX OF DEFINED TERMS

6210 Additional Space	69
6210 Building	66
6210 Expansion Amendment	66
6210 Expansion Notice	66
6210 Expansion Option	66
6210 Expansion Premises	66
6210 Expansion Term	67
6210 Expansion Terms	69
6210 Right of First Offer	69
6230 Additional Space	68
6230 Expansion Agreement	69
6230 Expansion Notice	68
6230 Expansion Option	68
6230 Expansion Premises	68
ADA	24
Additional Rent	5
Affiliate	40
After Hours HVAC	17
Alteration	27
Alterations	27
Anti-Terrorism Law	61
Appraisal Panel	65
Approved Construction Contract	29
Arbitrator	73
Architect’s Estimate	36
ASA	65
Base Insurance Expenses	8
Base Operating Expenses	8
Base Rent	4
Base Service Load	16
Base Taxes	8
Base Utility Expenses	8
Base Year	8
Basic Lease Information	1
Basic Services	16
Building	1
Cancellation Date	70
Casualty Discovery Date	36
Chronic delinquency	44
Common Areas	2
Comparison Leases	66
Competitive Leases	71
Computation Year	8
Condemnation	38

Control	40
CPA	15
CPA Arbitration	15
Data Lines	2
Default	43
Dish	25
Early Termination Notice	70
Early Termination Right	70
Electric Service Provider	17
E-Loan Sub-Sublease	1
Environmental Interruption	53
Environmental Laws	51
Executive Order No. 13224	61
Expense Exclusions	9
Expenses	9
Extension Notice	64
Extension Option	63
Extension Term	63
Eyebrow Signage	33
First-Class Buildings	7
Force Majeure	63
Free Base Rent Credits	23
Free Base Rent Period	4
Guarantor	43
Hazardous Materials	50
Holder	57
Identification Requirements	2
Initial Alterations	29
Insurance Expenses	7
insured risk	37
Interim Resolution	73
Interim Resolution Decision	73
Landlord Parties	55
Landlord’s Agents	22
Landlord’s Casualty Insurance	30
Landlord’s Determination	64
Landlord’s Insureds	31
Laws	24
Lease	1
Letter of Credit	20
Lobby Signage	33
MAI	65
Master Lease	1
Memorandum of Lease	63

Merger	71
Mold Conditions	53
Mold Prevention Practices	52
Monument Sign	34
Negotiation Period	64
Normal Business Hours	16
Operating Expenses	5
Parapet Signage	34
Parking Areas	2
Parking Monitor	59
Parking Plan	59
Parking Requirements	58
Parking Violation	58
Parking Violation Notice	58
Permitted Transfer	40
Permitted Transferee	40
Phase I Premises	vii
Phase II Premises	vii
Premises	1
Prevailing Market Rate	66
Private Restrictions	24
Prohibited Person	61
Project	1
Proportionate Share	13
Reduced Premises	71
Rent	15

Rentable Area	1
Report Date	15
Rules and Regulations	56
Security Deposit	20
Signage Criteria	35
Sports Court	3
Strategic Partners	40
Successor Landlord	50
Superior Lease(s)	49
Superior Lessor	50
Superior Mortgage(s)	49
Superior Mortgagee	50
Systems	6
Taxes	7
Tenant Leaseback Offer	71
Tenant Server Room	28
Tenant’s Agents	23
Tenant’s Determination	64
Tenant’s Property	31
Term	4
Third CPA	15
USA Patriot Act	61
Utilities	7
Utility Expenses	7
Visitors	58

v

LEASE AGREEMENT

BASIC LEASE INFORMATION

Lease Date:	September 18, 2008
Landlord:	6200 STONERIDGE MALL ROAD INVESTORS LLC, a Delaware limited liability company
Landlord’s Address:	c/o UBS Realty Investors LLC 455 Market Street, Suite 1540 San Francisco, California 94105 Attention: Asset Manager, Pleasanton Corporate Commons
All notices sent to Landlord under this Lease shall be sent to the above address, with copies to: Hines 6200 Stoneridge Mall Road, Suite 320 Pleasanton, California 94588 Attention: Property Manager
Tenant:	WORKDAY, INC., a Nevada corporation
Tenant’s Contact Person:	Steve Hill
Tenant’s Address and Telephone Number:

6230 Stoneridge Mall, Suite 200

Pleasanton, California 94588

(925) 951-9000

Notices for Tenant shall be sent to the above address

c/o Chief Financial Officer with copies as follows:

Workday, Inc.

6230 Stoneridge Mall, Suite 200

Pleasanton, California 94588

Attention: General Counsel

-and –

Thomas E. Cooper, Esquire

Bartko, Zankel, Tarrant & Miller

900 Front Street, Suite 300

San Francisco, California 94111

Premises:	The entirety of the second floor of the Building (the “Phase I Premises”), and a portion of the first floor and the entirety of the fourth floor of the Building (the “Phase II Premises”)
Premises Square Footage:	Floor	Rentable Area
	1st (partial)	7,588
	2nd (full)	30,772
	4th (full)	30,772
	TOTAL:	69,132
Project:

Pleasanton Corporate Commons, 6200 - 6230 Stoneridge Mall Road, Pleasanton, California, together with the land on which the Project is situated and all Common Areas. The total Rentable Area of the Project is 595,608 square feet.

Building:	6230 Stoneridge Mall Road, Pleasanton Corporate Commons, Pleasanton, California. The total Rentable Area of the Building is 148,902 square feet.
Tenant’s Proportionate Share of Project:	5.17% as to the Phase I Premises, 11.61% as to the Phase II Premises
Tenant’s Proportionate Share of Building:	20.67% as to the Phase I Premises, 46.43% as to the Phase II Premises
Length of Term:	Phase I Premises: Eighty (80) months Phase II Premises: Sixty (60) months
Commencement Date:	Phase I Premises: November 1, 2008 Phase II Premises: July 1, 2010
Expiration Date:	June 30, 2015, for the entire Premises

Base Rent:	Months	Sq. Ft.	Monthly Base Rate	Monthly Base Rent
	November 1, 2008 – June 30, 2010	30,772	x $1.25	=$38,465.00
	July 1, 2010 – June 30,2011*	69,132	x $2.50	=$172,830.00
	July 1, 2011 – June 30, 2012	69,132	x $2.58	=$178,014.90
	July 1, 2012 – June 30, 2013	69,132	x $2.66	=$183,355.35
	July 1, 2013 – June 30, 2014	69,132	x $2.74	=$188,856.01
	July 1, 2014 – June 30, 2015	69,132	x $2.82	=$194,521.69
	* subject to the Free Base Rent Period in accordance with Paragraph 4(a) below.
Prepaid Base Rent:	Thirty-Eight Thousand Four Hundred Sixty-Five Dollars ($38,465.00)
Month(s) to which Prepaid Base Rent will be Applied:	November 2008
Base Year:	Calendar year 2010
Security Deposit:	Such amount as may be determined, from time to time, in accordance with the provisions of Exhibit E.
Permitted Use:	General office use consistent with the standards of a First-Class Building, and as further provided in Paragraph 9(a).
Unreserved Parking Spaces:	An amount equal to three and one-half (3.5) nonexclusive and undesignated parking spaces per 1,000 square feet of leased Rentable Area.
Brokers:	Colliers International (Landlord’s Broker) Griggs Resource Group (Tenant’s Broker)

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the Exhibits, the Addendum or Addenda attached hereto, if any, and this Office Lease Agreement are and shall be construed as a single instrument and are referred to herein as the “Lease.”

1.	DEMISE

In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2.	PREMISES AND COMMON AREAS

(a) The Premises demised by this Lease are located in that certain building (the “Building”) specified in the Basic Lease Information, which Building is located in that certain real estate development (the “Project”) specified in the Basic Lease Information. The Premises has the address and contains the Rentable Area specified in the Basic Lease Information and, until June 30, 2010, shall consist of the Phase I Premises, and, thereafter, shall consist of both the Phase I Premises and the Phase II Premises; provided, however, that any statement of Rentable Area set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, except as expressly set forth in Paragraph 4(d)(iii) below, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. The location and dimensions of the Phase I Premises and the Phase II Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. As used in this Lease, (the “Rentable Area”) shall mean an area determined in accordance with the standards of the Building Owners and Managers Association ANSI/BOMA Z65.1 (1996).

(b) Notwithstanding anything herein to the contrary, the Phase II Premises as described in the Basic Lease Information is a portion of the Building that will be occupied by Tenant prior to the Commencement Date for the Phase II Premises pursuant to that certain Sub-Sublease by and between E-Loan, Inc., as sub-sub landlord and Tenant as sub-subtenant (the “E-Loan Sub-Sublease”). The E-Loan Sub-Sublease is expressly subject and subordinate to that certain Amended and Restated Office Building Lease effective March 16, 2000 (the “Master Lease”), between Landlord (as successor-in-interest to California Corporate Properties B, LLC, a Delaware limited liability company) and Charles Schwab & Co., Inc., a California corporation. In the event that the portion of the Building subleased by Tenant under the E-Loan Sub-Sublease is expanded to include space in the Building which is in addition to the Phase II Premises as described in the Basic Lease Information, then the Phase II Premises as defined herein shall also be expanded to include such additional space. In such event, the economic terms of this Lease relating to the Phase II Premises shall also be adjusted accordingly to reflect the additional Rentable Area (e.g., square footage, Monthly Base Rent, Tenant’s Proportionate Share, and Tenant Improvement Allowance).

(c) Tenant and Tenant’s employees, agents, and invitees shall have the non-exclusive right (in common with any other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that, with respect to the Project’s parking areas (the “Parking Areas”), Tenant shall have only the rights, if any, set forth in Paragraph 44 below. For purposes of this Lease, the term “Common Areas” shall mean all areas and facilities outside the Premises and within the exterior boundary lines of the Project that are, from time to time, reasonably provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, guests and invitees; provided, however, the following portions of the Project are expressly denoted as Common Areas for the non-exclusive use of Tenant and Tenant’s employees, guests and invitees: the entrance and lobby areas on the first (1st) floor of the Building; the risers and runs in the Building (subject to the limitations below in this Paragraph 2(c)); and, in the event effected, the Sports Court specified in Paragraph 2(f) below. Without limiting the generality of the foregoing, Tenant shall have the non-exclusive rights to Tenant’s Proportionate Share of the common risers and runs in the Building in order to install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Data Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Paragraph 12 below, (ii) an acceptable number of spare lines and space for additional lines shall be maintained for existing and future occupants of the Property, as determined in Landlord’s reasonable opinion, (iii) the Data Lines (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth below, (iv) any new or existing Data Lines installed by Tenant and servicing the Premises shall comply with all applicable Laws, (v) as a condition to permitting the installation of new Data Lines, Landlord may require that Tenant remove existing redundant Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. All Data Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Data Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant’s expense to remove any or all Data Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

(d) Landlord has the right, in its sole discretion, from time to time, to: (i) make changes to the Common Areas, the Building and/or the Project, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, Parking Areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (ii) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iii) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (iv) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (v) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas, the Building and/or the Project as Landlord may, in its sole discretion, deem to be appropriate. Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building. In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant’s use of the Premises. Notwithstanding the foregoing, if Landlord makes any alterations to the Common Areas pursuant to its rights under this Paragraph 2, Landlord agrees that such alterations shall not unreasonably interfere with Tenant’s use of, or access to, the Premises.

(e) No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

(f) Tenant has notified Landlord that Tenant desires to construct a sports court, including exterior volleyball/basketball (sand and hard surface) courts in a portion of the Common Areas shown on Exhibit A-1 with specifications and in a location to be mutually agreed upon by Landlord and Tenant(the “Sports Court”). Landlord has generally approved the Sports Court and Tenant shall have the right to construct the Sports Court, provided that (i) Landlord and Tenant mutually agree on the precise design and location of the Sports Court, and (ii) Tenant fully complies with the terms and conditions of Paragraphs 12(a) through 12(g) below, including, without limitation, the review and approval by Landlord of detailed plans and specifications, and the approval by Landlord of Tenant’s contractor(s). Tenant shall be solely responsible for the costs to construct the Sports Court; provided, however, that Landlord shall reimburse Tenant for up to Fifty Thousand Dollars ($50,000.00) of all actual and documented out-of-pocket costs and expenses directly incurred by Tenant in connection with Tenant’s construction of the Sport’s Court. In the event Seller’s actual costs to construct the Sports Court exceed Fifty Thousand Dollars ($50,000.00), then any such excess shall be the sole responsibility of Tenant; provided, however, that Tenant may apply any such costs against the Tenant Improvement Allowance for the Phase I Premises and the Phase II Premises. Landlord’s obligation to reimburse Tenant as set forth herein shall be subject to (i) Tenant providing Landlord with reasonable documentary evidence that Tenant has paid for the bill(s) or invoice(s) related to the design and construction of the Sports Court, and (ii) Tenant requesting such reimbursement within twelve (12) months following the Lease Date. Upon completion of the Sports Court, such area shall remain as part of the Common Areas and shall be available to all tenants of the Project. Notwithstanding anything to the contrary contained in Paragraph 11, upon the expiration of the Term of this Lease, or earlier termination, Tenant shall not be required to restore the Sports Court to its original Common Area condition prior to construction of the Sports Court.

(g) If and when Tenant leases and occupies the portion of the first (1st) floor of the Building located contiguous to the Outdoor Eating Area described in Exhibit A-1 attached hereto, then Tenant, at Tenant’s sole cost and expense, may convert a portion of the Common Areas as generally shown in Exhibit A-1 as the Outdoor Eating Area into an outdoor seating/eating area for the exclusive use of Tenant, provided that (i) Landlord and Tenant mutually agree on the precise size, design and location (provided that any design elements that are visible from areas outside the Building shall be subject to Landlord’s sole but good faith discretion), and (ii) Tenant fully complies with the terms and conditions of Paragraphs 12(a) through 12(g) below, including, without limitation, the review and approval by Landlord of detailed plans and specifications, and the approval by Landlord of Tenant’s contractor(s). Tenant may, at Tenant’s option, utilize any then unused portion of the Tenant Improvement Allowance for the Phase I Premises and the Phase II Premises toward the cost of construction of any such Outdoor Eating Area.

3.	TERM

(a) The term of this Lease (the “Term”) with respect to each of the Phase I Premises and the Phase II Premises shall commence on each respective Term Commencement Date specified in the Basic Lease Information and shall terminate on the Term Expiration Date specified in the Basic Lease Information.

(b) Notwithstanding the provisions of Paragraph 3(a) above, in the event the Master Lease is terminated with an effective date of such termination which is prior to June 30, 2010, then subject to the terms of Paragraph 21 and Paragraph 22 herein, the Term with respect to the Phase II Premises (including any additional space leased by Tenant under the E-Loan Sub-Sublease as contemplated by Paragraph 2(b) above) shall commence concurrently with such termination of the Master Lease at a monthly Base Rate equal to $1.25 for each square foot of Rentable Area during the period prior to July 1, 2010, but otherwise on the terms and conditions set forth herein.

4.	RENT

(a) Base Rent. Tenant shall pay to Landlord, in advance, on the first day of each month, without further notice or demand, and except as expressly otherwise provided herein, without abatement, offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”); provided, however, that if Tenant is not then in Default hereunder (and that no event is occurring which, with the giving of notice or the passage of time, or both, would constitute a Default hereunder), Tenant shall have no obligation to pay Base Rent during the period from July 1, 2010, through September 30, 2010 (the “Free Base Rent Period”).

Upon full execution of this Lease and delivery of an original copy to Tenant, Tenant shall pay to Landlord the Prepaid Base Rent to be applied toward Base Rent for the month of the Term specified in the Basic Lease Information. Within five (5) Business Days of the full execution and delivery of this Lease to Tenant, Tenant shall pay to Landlord as a Security Deposit for the

Phase I Premises the amount specified in Exhibit E (either in cash or as a Letter of Credit, or as subsequent substitutions for cash or a Letter of Credit) as more fully described in Paragraph 7 below. The Security Deposit for the Phase II Premises shall be paid by Tenant to Landlord as hereinafter provided in this Lease.

(b) Additional Rent.  As used in this Lease, the term “Additional Rent” shall mean all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease.

(i)    Commencing July 1, 2011, but not prior to July 1, 2011, in addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4, the aggregate net increases of the following applicable to each Computation Year over the Base Year (A) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Operating Expenses (as defined below) attributable to each Computation Year (as defined below) over Base Operating Expenses (as defined below), (B) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Insurance Expenses (as defined below) attributable to each Computation Year over Base Insurance Expenses (as defined below), (C) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Utility Expenses (as defined below) attributable to each Computation Year over Base Utility Expenses (as defined below), and (D) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Taxes (as defined below) attributable to each Computation Year over Base Taxes (as defined below).

(ii)    As used in this Lease, the following terms shall have the meanings specified:

(A) “Operating Expenses” means those costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof, including, without limitation, all the following items (but subject to the Expense Exclusions as specified in Paragraph 4(c) below).

                (1)     Common Area Operating Expenses.  All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including, without limitation, any Parking Areas owned by Landlord for the use of tenants, and further including, without limitation, supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including Parking Areas (including, without limitation, all costs of resurfacing and restriping Parking Areas), signs and directories on the Building and/or the Project, landscaping (including, without limitation, maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any common association.

                (2)     Parking Charges; Public Transportation Expenses.  Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building or the Project, and the cost of maintaining any public transit system, vanpool, or other public or semi-public transportation imposed upon Landlord’s ownership and operation of the Building and/or the Project.

                (3)     Maintenance and Repair Costs.  All costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof and the personal property used in conjunction therewith, including insurance deductibles but subject to the Deductible Cap specified in Paragraph 4(b)(ii)(B) below and, without limitation, (a) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (b) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof, (c) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, sewer, drainage, electrical, fire protection, escalator, elevator, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises, the Building and/or the Project or any part thereof (collectively, the “Systems”), (d) the cost of all cleaning and janitorial services and supplies, the cost of window glass replacement and repair, and (e) the cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building, and (f) costs for improvements made to the Project which, although capital in nature, Landlord determines, in its sole discretion, are necessary to enhance the security systems and improve the security measures at the Project.

                (4)     Life Safety and Security Costs.  All costs to install, maintain, repair and replace all life safety systems, including, without limitation, (a) all fire alarm systems, serving the Premises, the Building and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise, and (b) all costs of security and security systems at the Project, including, without limitation; (i) wages and salaries (including third-party management fees) of all employees engaged in the security of the Project; (ii) all supplies, materials, equipment, and devices used in the security of the Project, and any upgrades thereto; and (iii) all service or maintenance contracts with independent contractors for Project security, including, without limitation, alarm service personnel, security guards, watchmen, and any other security personnel.

                (5)     Management and Administration.  All costs for management and administration of the Premises, the Building and/or the Project or any part thereof, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Building and the Project, whether located on the Project or off-site, payroll taxes and legal and accounting costs, fees for licenses and permits related to the ownership and operation of the Project, and office rent for the Building and/or the Project management office or the rental value of such office if it is located within the Building and/or the Project, such office to be approximately one thousand eight hundred (1,800) square feet of Rentable Area; provided, however, to the extent such property management office serves projects other than the Project, such costs shall be equitably allocated among the Project and such other projects, and only the Project’s allocable share of such costs shall be an Operating Expense.

                (6)     Capital Improvements.  Amounts paid for capital improvements or other costs incurred in connection with the Project (a) which are intended by Landlord, in good faith, to effect economies in the operation or maintenance of the Project, or any portion thereof, (b) that are required to comply with present or anticipated conservation programs, (c) which are replacements or modifications of nonstructural items located in the Common Areas, (d) that are required under any governmental law or regulation, and (e) which Landlord determines, in Landlord’s reasonable discretion, are necessary to enhance Building security and improve security measures at the Project. To the extent any such capital costs are typically capitalized under commonly utilized commercial real estate accounting principles, then Tenant shall be required to pay only the pro rata share of the cost of the item falling due within the Term (including any Renewal Term, if applicable) based upon the amortization of the same over the useful life of such item(s), as determined by such generally accepted commercial real estate accounting principles.

Notwithstanding anything in this Paragraph 4(b) to the contrary, Insurance Expenses, Utility Expenses and Taxes shall not be deemed to constitute “Operating Expenses” for purposes of this Paragraph 4(b)(ii)(A).

(B) “Insurance Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the obtaining of insurance on the Premises, the Building and/or the Project or any part thereof or interest therein, including, without limitation, premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance (not to exceed twelve (12) months), earthquake insurance, flood or surface water coverage, and other insurance which is commercially reasonable and consistent with insurance maintained generally by other first-class, class A office projects in the Pleasanton, California area of similar size, age and use (hereinafter, “First-Class Buildings”), or required by Landlord’s lender, together with any deductibles paid under policies of any such insurance; provided, however, that with respect to any particular casualty event affecting the Project, in no event shall Tenant’s Proportionate Share any individual insurance deductible under Landlord’s Casualty Insurance or other casualty policy exceed an amount equal to One Dollar ($1.00) for each square foot of leased Rentable Area. The foregoing shall not be deemed an agreement by Landlord to carry any particular insurance relating to the Premises, the Building, or the Project.

(C) “Utility Expenses” means the cost of all electricity, water, gas, sewers, oil and other utilities (collectively, “Utilities”), including any surcharges imposed, serving the Premises, the Building and the Project or any part thereof that are not separately metered to Tenant or any other tenant, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Project or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as contemplated in Paragraph 5 below.

(D) “Taxes” means all real estate taxes and assessments, which shall include any form of tax, assessment (including any special or general assessments and any assessments or charges for Utilities or similar purposes included within any tax bill for the Building or the Project or any part thereof, including, without limitation, entitlement fees, allocation unit fees and/or any similar fees or charges), fee, license fee, business license fee, levy, penalty (if a result of Ten ant’s delinquency in payment), sales tax on rents or rental receipts, rent tax, occupancy tax or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, (i) any gross income or excise tax levied by any of the foregoing authorities, with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof, (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or surcharged against the Parking Areas. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease. “Taxes” shall also include reasonable legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes.

(E) “Base Year” shall mean the calendar year specified in the Basic Lease Information.

(F) “Base Operating Expenses” shall mean the amount of Operating Expenses for the Base Year.

(G) “Base Insurance Expenses” shall mean the amount of Insurance Expenses for the Base Year.

(H) “Base Taxes” shall mean the amount of Taxes for the Base Year.

(I) “Base Utility Expenses” shall mean the greater of the following amounts: (1) Utility Expenses for 2009; (2) Utility Expenses for the Base Year; or (3), with respect to the Building, Utility Expenses for 2010 for a comparable building in the Project (other than the Building).

(J) “Computation Year” shall mean each twelve (12) consecutive month period commencing January 1 of each year during the Term following the Base Year.

(K) “Expenses” shall mean collectively, Operating Expenses, Insurance Expenses, Utility Expenses and Taxes.

(c) Exclusions from Expenses.  Notwithstanding anything to the contrary contained in Paragraph 4(b) above, “Expenses” shall not include the following (the “Expense Exclusions”):

(i)    non-cash items, such as deductions for depreciation, amortization or obsolescence of the Project and the Premises and the equipment used in or on the Project, or interest on capital invested;

(ii)    payments of principal and interest or other finance charges, penalties or fees, made on any debt, and rental payments made under any ground lease or other underlying leases, except to the extent that a portion of such rental payments is for the payment or reimbursement of ad valorem/real estate taxes or insurance premiums on the Project;

(iii)    costs incurred in connection with the leasing, sale, financing, refinancing, mortgaging, entering into a superior lease or change of ownership of the Project, including, without limitation, real estate brokerage and leasing commissions, marketing costs, finder fees, attorneys’ and accountants’ fees, closing costs, title insurance premiums, appraisal fees, survey costs, engineering and inspection reports, transfer taxes and interest charges;

(iv)    Landlord’s general overhead costs, including salaries, equipment, supplies, accounting and legal fees, rent and other occupancy costs, and other costs relating to the operation and internal organization and function of Landlord as a business entity (as opposed to the maintenance and/or operation of the Project), including, but not limited to, costs of entity accounting and the cost of Landlord’s preparation of income tax returns and information returns, legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating of any of the Landlord’s interest in the Premises or the Project and costs of any disputes between Landlord and its employees, tenants, third party contractors, and third parties;

(v)    job placement, advertising and promotional costs for the Project or associated with the leasing of the Project (other than bulletins or newsletters distributed to tenants of the Project) and the costs of signs in or on the Building identifying the owner of the Building or other tenant’s signs;

(vi)    all amounts that would otherwise be included in Expenses which are paid to any Affiliate of Landlord to the extent the costs of such services exceed the competitive rates in comparable buildings for such services rendered by persons or entities of similar skill, competence and experience (but excluding any such amounts specifically provided for or permitted in this Lease for which the provisions of this Lease shall control);

(vii)    costs incurred due to (A) violation by Landlord or any managing agent or any tenant (including Tenant) of the terms and conditions of any lease, (B) violation by Landlord of any governmental rule or authority, or (C) penalties and interest for late payment of any obligation of Landlord, including any penalties or interest incurred as a result of Landlord’s failure to file any tax or information returns when due, unless such late payment is caused by Tenant;

(viii)    inheritance, gift or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein; taxes computed upon the basis of the gross or net income derived from the Project by Landlord or the owner of any interest therein, unless any such taxes are imposed as a substitute for, in lieu of, or in addition to, any of the taxes described in Paragraph 4(b)(ii)(D); non-delinquent assessments existing as of January 1, 2000, related to the North Pleasanton Improvement District; income, franchise, corporation, capital levy, gross receipts, excess profits, revenue (except any business or license tax payable by Landlord but specifically excluding any business or license tax payable by Landlord’s property manager calculated on revenue), rent, payroll taxes and benefits (except as related to the personnel described in Paragraph 4(b)(ii) above) or stamp or transfer taxes or any tax upon the sale, transfer or assignment of Landlord’s title or estate which at any time may be assessed against or become a lien upon all or any part of the Project or this leasehold, unless any such taxes are imposed as a substitute for, in lieu of, or in addition to, any of the taxes described in Paragraph 4(b)(ii) above; and any liens or taxes, penalties or interest that are levied or assessed against the Premises or the Project for any time prior to the Term;

(ix)    any cost or expense related to removal, cleaning, abatement or remediation of “Hazardous Materials” or environmental conditions in or on the Project which were not deposited, released or caused by Tenant or any of Tenant’s Agents;

(x)    costs of maintenance, repair or replacement covered by a warranty;

(xi)    costs for which Landlord is reimbursed by its insurance carrier or by any tenant’s insurance carrier (or would have been so reimbursed if Landlord had maintained all of the insurance required to be carried by Landlord pursuant to this Lease) or by any other entity (other than through Expense pass throughs);

(xii)    any damages and costs (including interest) resulting from the gross negligence, willful misconduct or other intentional tortious acts of Landlord, Landlord’s contractors, subcontractors and employees, including payment of damages, attorneys’ fees and any other amounts to any person seeking recovery for bodily injury, death or property damage, and any fines, assessments, or penalties resulting from the negligence, gross negligence, willful misconduct or other tortious acts of Landlord (and Landlord’s contractors, subcontractors and employees) or the breach of this Lease;

(xiii)    costs required to be capitalized under commonly and consistently utilized commercial real estate industry accounting principles, except to the extent expressly set forth in Paragraph 4(b)(ii)(A)(6) above;

(xiv)    the cost of the design, construction, renovation, decorating, redecorating, improving, fixturing, furnishing or other preparation of tenant improvements for Tenant and for other tenants and for prospective tenants of the Project (including design fees for space planning and all third party fees and charges, permit, license, and inspection fees), and moving expenses to move in or out, or relocate, Tenant or other tenants to, from or within the Project, and allowances, including the Tenant Improvement Allowance herein (whether by contribution or credit against rent or otherwise) or concessions (including any rent abatement) for any of the foregoing;

(xv)    costs or expenses of utilities directly metered to tenants of the Project and payable separately by such tenants;

(xvi)    salaries, wages, benefits and other expenses of Building personnel above the level of the on-site third party building manager of the Building;

(xvii)    costs incurred for the acquisition of permanent and temporary works of art and decorations, including, without limitation, seasonal decorations (but not the maintenance of, or security for, such items);

(xviii)    the costs, expenses and fees of any asset manager or investment advisor representing Landlord or any partner or any other constituent member of Landlord (except that nothing in this clause is intended to preclude such manager, advisor, partner or member from sharing a portion of the property management fees received by the property manager);

(xix)    property management fees to the extent the same exceed three percent (3%) of gross receipts;

(xx)    cost of installing, operating and maintaining any specialty service or other benefits, such as an observatory, broadcasting facilities, child or daycare, luncheon club, cafeteria or other dining facility, newsstand, flower service, shoeshine service, or athletic or recreation club and helicopter pad, unless such service is requested by Tenant and usable by Tenant on a non-discriminatory basis;

(xxi)    any costs or expenses expressly excluded from Additional Rent under any other provisions of this Lease;

(xxii)    costs arising from Landlord’s entertainment, dining, charitable or political contributions;

(xxiii)    real estate trade group and civic association dues and related expenses, to the extent such costs exceed Two Thousand Dollars ($2,000.00) per calendar year in the aggregate;

(xxiv)    rentals, excluding temporary rentals, for items which, if purchased rather than rented, would constitute a capital improvement which is specifically excluded in Paragraph 4(b)(ii)(A)(6) above;

(xxv)    the rental value of offices for the property manager and related management, engineering and operations personnel, except as permitted under Paragraph 4(b)(ii)(A)(5) above;

(xxvi)    cost of the initial stock of tools and equipment for operation, repair and maintenance of the Project, to the extent not directly used in the Project;

(xxvii)    costs related to governmental compliance in connection with those parts of the Project that Landlord is responsible for maintaining and repairing except as provided in Paragraph 4(b)(ii)(A)(6) above;

(xxviii)    reserves for bad debts or repair or maintenance;

(xxix)    cost of any work or services performed for any facility other than the Project;

(xxx)    Fines, penalties, assessments, fees or interest resulting from (A) Landlord’s failure to pay charges, expenses, or Taxes on a current basis, (B) Landlord’s failure to comply with governmental requirements, or (C) Landlord’s breach of this Lease or any other agreement binding on Landlord;

(xxxi)    the cost of services provided to tenants of the Building to the extent in excess of services generally provided to Tenant, whether or not Landlord is entitled to reimbursement therefore;

(xxxii)    any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, to the extent of gross receipts payable to Landlord from such activities;

(xxxiii)    costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments, and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord’s legal title in and to the Building;

(xxxiv)    costs of any “tap fees” or any sewer or water connection fees for the exclusive benefit of any particular tenant in the Building;

(xxxv)    any “validated” parking charges exclusively for any tenant or tenants (or other users) other than Tenant;

(xxxvi)    the cost of replacement of the structural elements of the Project, including the structural elements of the roof of any Building; and

(xxxvii)    costs incurred by Landlord for the repair of damage to the Building or the Project to the extent that Landlord is reimbursed from any source (including, without limitation, insurance proceeds, condemnation or warranty).

(d) Payment of Additional Rent.

(i)    Within ninety (90) days after the end of the Base Year and each Computation Year or as soon thereafter as practicable, Landlord shall give to Tenant notice of Landlord’s estimate of the total amounts that will be payable by Tenant under Paragraph 4(b) for the following Computation Year, and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first (1st) day of each month. Tenant shall continue to make said monthly payments of estimated Additional Rent until Landlord provides at least thirty (30) days’ prior notice and reasonably justifies any increase in such monthly payments. If at any time or times Landlord reasonably determines that the amounts payable under Paragraph 4(b) for the current Computation Year will vary from Landlord’s estimate given to Tenant, Landlord, by at least thirty (30) days’ notice to Tenant, may revise the estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate. Each calendar year following the initial Computation Year, Landlord shall use commercially reasonable efforts to provide to Tenant by April 1, a statement showing the actual

Additional Rent due to Landlord for the prior Computation Year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year is less than the actual Additional Rent chargeable to Tenant for such prior Computation Year, then Tenant shall pay the difference in a lump sum within twenty (20) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior Computation Year shall, at Landlord’s option, be either credited towards the Rent next due or returned to Tenant in a lump sum payment within ten (10) days after delivery of such statement; provided, however, that upon the expiration of the Term, or earlier termination, Landlord shall, within sixty (60) days thereafter, provide Tenant a reconciliation of estimated payments of Additional Rent and estimated actual Additional Rent and bill Tenant for any Additional Rent due or reimburse any overpayment at the time of such reconciliation.

(ii)    Landlord’s then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, with respect to the year in which this Lease expires or terminates, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant for a period of twenty-four (24) months following the date that the Lease expires, and, conversely, Landlord shall promptly return within twenty (20) days of determination to Tenant any overpayment made by Tenant during such period. The failure of Landlord to submit statements within twenty-four (24) months of the respective statement due date as called for herein shall be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.

(iii)    With respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building, as adjusted by Landlord from time to time for changes in the physical size of the Premises or the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise. With respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord reasonably allocates to the Project as a whole or to only a portion of the Project, Tenant’s “Proportionate Share” shall be, with respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Project as a whole, the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Project and, with respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to only a portion of the Project, a percentage calculated by Landlord from time to time in its reasonable discretion and furnished to Tenant in writing, in either case as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise. Notwithstanding the foregoing provisions of this Paragraph 4(d)(iii), Landlord may, in its reasonable discretion, equitably adjust Tenant’s Proportionate Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project. Without limiting the generality of the foregoing, Tenant understands and agrees that Landlord shall have the right to adjust Tenant’s Proportionate Share(s) of any Utility Expenses based upon Tenant’s use of the Utilities or similar services as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such Utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s excessive use or underuse of such Utilities and similar services. If Tenant disputes any such estimate or determination of Utility Expenses, then Tenant shall either pay the estimated adjusted amount (and, if disputed, resolve the dispute pursuant to the Interim Resolution procedure specified in Paragraph 66 below) or, with the prior written approval of Landlord, which approval may be given or withheld in Landlord’s sole and absolute discretion, cause the Premises to be separately metered, at Tenant’s sole expense.

(iv)    In the event the average occupancy level of the Building or the Project for the Base Year and/or any subsequent Computation Year is not ninety-five percent (95%) or more of full occupancy and fully used, then the Operating Expenses for such Base Year and/or subsequent Computation Year shall be apportioned among the tenants by the Landlord to reflect those costs which would have occurred had the Building or the Project, as applicable, been ninety-five percent (95%) occupied during such Base Year and/or subsequent Computation Year.

(v)    Landlord reserves the right from time to time to remeasure the Premises, the Building and/or the Project in accordance with the current or revised standards promulgated from time to time by the Building Owners and Managers Association (BOMA) or the American National Standards Institute or other generally accepted measurement standards utilized by Landlord, but in no event shall the Base Rent or Proportionate Share(s) of Tenant be adjusted solely by reason of such remeasurement.

(vi)    In the event that the Commencement Date shall be a day other than the first day of a Computation Year or the Expiration Date or other termination of this Lease shall be a day other than the last day of a Computation Year, the amounts payable by Tenant pursuant to Paragraph 4(b) above with respect to the year in which such Commencement Date or Expiration Date (or other termination of this Lease) occurs will be prorated on the basis on which the number of days of the Term included in such year bears to three hundred sixty (360).

(vii)    With respect to any Expenses that are “incurred” but not paid by Landlord in any Computation Year, such Expenses shall only be included to the extent such inclusion is generally consistent with commonly and consistently utilized commercial real estate accounting principles. Expenses shall be reduced by the amount of all reimbursements, recoupments, payments, credits, allowances or the like actually received by Landlord in respect of amounts previously billed to Tenant as Expenses; provided, however, that Landlord may include in Expenses, the reasonable and actual costs and expenses, if any, incurred by Landlord in obtaining such reimbursements, recoupments, payments, credits, allowances or the like. Landlord shall not collect as Additional Rent an amount that would reimburse Landlord for a sum in excess of one hundred percent (100%) of Expenses in any calendar year and Landlord shall not recover any item of Expenses more than once. Landlord shall at all times use its best efforts to operate the Project in an economically reasonable manner consistent with other First-Class Buildings.

(viii)    Landlord shall have no right to bill Tenant for any Expenses (other than Taxes) attributable to a Computation Year after the date which is twenty-four (24) months after the end of such Computation Year. Landlord shall have no obligation to return, rebate or credit to Tenant any refund, rebate, or return of Expenses (other than Taxes) received by Landlord after the date which is twenty-four (24) months after the Expiration Date of this Lease.

(e) General Payment Terms.  The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, including, without limitation, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 46 below, are referred to as the “Rent.” All Rent shall be paid in lawful money of the United States of America and through a domestic branch of a United States financial institution. Checks are to be made payable to “6200 Stoneridge Mall Road Investors LLC” and shall be mailed to: Department 33149, P.O. Box 39000, San Francisco, California 94139-3149 or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

(f) Statements Binding.  Every statement given by Landlord pursuant to Paragraph 4(a) above shall be conclusive and binding upon Tenant unless (i) within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that desires to review the correctness thereof, and (ii) if Landlord and Tenant are unable to settle by agreement any dispute which may arise in connection with such review by Tenant, then, unless, subject to the provisions of Paragraph 4(g) below, Tenant shall submit such dispute to the CPA Arbitration within one hundred twenty (120) days after receipt of the statement. Pending the determination of such dispute by agreement or the “CPA Arbitration” (as hereinafter defined), Tenant shall, within twenty (20) days after receipt of such statement, pay Additional Rent in accordance with Landlord’s statement and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay Tenant the amount of Tenant’s overpayment of Additional Rent resulting from compliance with Landlord’s statement.

(g) Audit Rights.  Provided Tenant notifies Landlord in accordance with the terms of Paragraph 4(f) above that Tenant disputes a statement received from Landlord, Tenant or its CPA (as defined below) shall have the right, at Tenant’s sole cost and expense, provided Tenant utilizes a Certified Public Accountant (the “CPA”) compensated solely on an hourly basis, upon at least twenty (20) days’ prior notice to Landlord at any time during regular business hours, to audit, review and photocopy Landlord’s records pertaining to Operating Expenses for the immediately previous two (2) calendar years and the Base Year only. Tenant shall complete the audit and present any disputed charges to Landlord, in writing, within six months of receipt of Landlord’s statement pursuant to Paragraph 4(d) above. If, following Landlord’s receipt of the audit and any disputed charges (the “Report Date”), Landlord disputes the findings contained therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Date, the dispute shall be resolved by the “CPA Arbitration” as follows: Landlord and Tenant shall each designate an independent certified public accountant, which shall in turn jointly select a third independent Certified Public Accountant (the “Third CPA”). The Third CPA, within thirty (30) days of selection, shall, at Tenant’s sole expense, audit the relevant records and certify the proper amount within. That certification shall be final and conclusive. If the Third CPA determines that the amount of Operating Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the Third Party CPA’s decision, without interest. Tenant agrees to keep all information thereby obtained by Tenant confidential and to obtain the agreement of its CPA and Third CPA to keep all such information confidential. Tenant shall provide a copy of such CPA agreements to Landlord promptly upon request. Notwithstanding anything herein to the contrary, if the Third CPA determines that Landlord overstated the amount of Operating Expenses by five percent (5%) or more, then Landlord shall reimburse Tenant for its reasonable out-of-pocket audit expenses, including the cost of the Third CPA.

5.    UTILITIES AND SERVICES

(a) Landlord shall furnish Tenant during Tenant’s occupancy of the Premises the following services (collectively, (“Basic Services” at no additional cost to Tenant (other than Tenant’s payment of Tenant’s Proportionate Share thereof as Additional Rent specified in Paragraph 4(b) above:

(i)    Hot and cold running water and sewer services twenty-four (24) hours per day, seven (7) days per week at existing points of supply in the Premises, and central heat and air conditioning from 7:00 a.m. to 6:00 p.m. on weekdays (“Normal Business Hours” (excluding legal holidays)) for the comfortable occupation of the Premises.

(ii)    Janitorial services for the Premises on weekdays (excluding legal holidays) consistent with general office use and otherwise in accordance with the specifications set forth herein as Exhibit F.

(iii)    Electricity for lighting and operation sufficient to service the number of Tenant users/employees depicted in Tenant’s improvement plans for the Initial Alterations (i.e., approximately one hundred fifty (150) persons for each square foot of leased Rentable Area) inclusive of standard office equipment for the same “Base Service Load.”

(iv)    Replacement of lamps, bulbs and ballasts ‘used in the Premises (excluding Tenant’s specialty fixtures), and all portions of the Project necessary to maintain the Project as a First-Class Building.

(v)    Public elevator service serving the Building twenty-four (24) hours per day, seven (7) days per week.

(vi)    Access to the Premises twenty-four (24) hours a day, seven (7) days a week, but subject to the terms of this Lease and all applicable Laws.

(b) Tenant shall separately arrange with, and pay directly to, the applicable local public authorities or utilities, as the case may be, for the furnishing, installation and maintenance of all telephone services and equipment as may be required by Tenant in the use of the Premises. If Tenant desires to use any telecommunications vendors that are not already servicing the Building, Landlord will not unreasonably withhold or condition its consent to the same; provided, however, that Landlord may condition its consent to such vendor’s execution of a commercially reasonable license agreement acceptable to Landlord. Landlord shall not be liable for any damages resulting from the interruption of, or Tenant’s inability to receive such telecommunications service, and any such inability shall not relieve Tenant of any of its obligations under this Lease. If at any time during the Term Landlord shall determine that installation of a separate electrical meter for the Premises is necessary or desirable as a result of Tenant’s electrical usage, Tenant shall pay the cost of installing and maintaining such meter and the cost of Tenant’s electrical usage as measured by such meter, with an appropriate credit for the cost incurred by Landlord in providing the electricity included in the Base Utility Expenses.

(c) If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours (“After Hours HVAC”) and the cost of such services as established by Landlord shall be paid by Tenant as Additional Rent, payable concurrently with the next installment of Base Rent. As of the Lease Date, Landlord’s charges for After Hours HVAC are Twenty-Five Dollars ($25.00) per one-half (1/2) floor, per hour, and any increases in such charges during the Term shall be based on increases in Landlord’s cost of providing the same. Landlord’s charge for After Hours HVAC shall be based on Landlord’s actual direct utility costs, plus Landlord’s other direct costs, including a reasonable depreciation factor or replacement reserve for the system on account of said additional hours of operation. Landlord and Tenant agree that such hourly rate has been established at an amount so as to reimburse Landlord for the actual cost to Landlord to supply the service plus a reasonable reserve for depreciation or replacement of the HVAC equipment, but without a profit to Landlord.

(d) Tenant acknowledges that Landlord has contracted with Pacific Gas & Electric Company to provide electricity for the Building, and that Landlord reserves the right to change the provider of such service at any time and from time to time in Landlord’s sole discretion (any such provider being referred to herein as the “Electric Service Provider”). Tenant shall obtain and accept electrical service for the Premises only from and through Landlord, in the manner and to the extent expressly provided in this Lease, at all times during the Term, and, except as provided in Paragraph 5(g) below, Tenant shall have no right (and hereby waives any right Tenant may otherwise have) (i) to contract with or otherwise obtain any electrical service for or with respect to the Premises or Tenant’s operations therein from any provider of electrical service other than the Electric Service Provider, or (ii) to enter into any separate or direct contract or other similar arrangement with the Electric Service Provider for the provision of electrical service to Tenant at the Premises. Tenant shall cooperate with Landlord and the Electric Service Provider at all times to facilitate the delivery of electrical service to Tenant at the Premises and to the Building, including, without limitation, allowing Landlord and the Electric Service Provider, and their respective agents and contractors, (A) to install, repair, replace, improve and remove and any and all electric lines, feeders, risers, junction boxes, wiring, and other electrical equipment, machinery and facilities now or hereafter located within the Building or the Premises for the purpose of providing electrical service to or within the Premises or the Building, and (B) reasonable access for the purpose of maintaining, repairing, replacing or upgrading such electrical service from time to time. Tenant shall provide such information and specifications regarding Tenant’s use or projected use of electricity at the Premises as shall be required from time to time by Landlord or the Electric Service Provider to efficiently provide electrical service to the Premises or the Building.

(e) In the event that either (i) the electric service generally provided by Landlord’s then existing Electric Service Provider is consistently unreliable with a resulting materially adverse impact or potential impact on Tenant’s business within the Premises, or (ii) Tenant leases one hundred percent (100%) of the Building and Tenant demonstrates to Landlord’s reasonable satisfaction that an alternative electrical service provider can provide electric service at a reduced rate, then Landlord agrees to consider, in good faith, any reasonable request by Tenant that such an alternative or additional electrical service provider be permitted to provide electrical services to the Premises and/or the Building, provided the same would not adversely affect existing Systems and would not result in any exterior changes to the Building or Project; provided, however in no event shall Landlord have any liability or be in breach hereunder for any failure to engage, or permit the use of, any such alternative or additional electrical service provider for any good faith reason.

(f) Except as expressly set forth in Paragraph 5(j) below, in no event shall Landlord be liable or responsible for any loss, damage, expense or liability, including, without limitation, loss of business or any consequential damages, arising from any failure or inadequacy of the electrical service being provided to the Premises or the Building, whether resulting from any change, failure, interference, disruption, or defect in the supply or character of the electrical service furnished to the Premises or the Building, or arising from the partial or total unavailability of electrical service to the Premises or the Building, from any cause whatsoever, or otherwise, nor shall any such failure, inadequacy, change, interference, disruption, defect or unavailability constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement or diminution of Rent or otherwise relieve Tenant from any of its obligations under this Lease.

(g) Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with reasonable and non-discriminatory energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.

(h) Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or, except as provided in Paragraph 5(j) below, relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.

(i) Landlord makes no representation with respect to the adequacy or fitness of the air conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, other than normal fractional horsepower office equipment, or occupancy of the Premises in excess of the Base Service Load. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of this Paragraph 5. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. Tenant’s consumption of electricity shall not exceed the Building’s capacity considering all other tenants of the Building.

(j) Notwithstanding anything herein to the contrary, if the Premises, or a material portion of the Premises, is made untenantable, inaccessible or unsuitable for the ordinary conduct of Tenant’s business, as a result of an interruption in any of the Basic Services provided by Landlord pursuant to Paragraph 5(a) above, then (i) Landlord shall use commercially reasonable good faith efforts to restore the same as soon as is reasonably possible, (ii) if, despite such commercially reasonable good faith efforts by Landlord, such interruption persists for a period in excess of three (3) consecutive Business Days, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent and Additional Rent payable hereunder during the period beginning on the fourth (4th) consecutive business day of such interruption and ending on the day the utility or service has been restored; provided, however, that in the event such interruption is not due to Landlord’s negligence or willful misconduct, then such abatement shall only apply to the extent Landlord collects proceeds under the policy of rental-loss insurance the cost of which has been included in Operating Expenses and the proceeds from which are allocable to the Premises.

6.    LATE CHARGE

Notwithstanding any other provision of this Lease to the contrary, Tenant hereby acknowledges that the late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within five (5) days after their due date, then Tenant shall pay to Landlord a late charge equal to Two Hundred Fifty Dollars ($250.00) plus five percent (5%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, that in any twelve (12) consecutive month period, such late charge shall be waived (a) with respect to the first (1st) occurrence of a late payment of Base Rent, and (b) with respect to the first two (2) occurrences of a late payment of Additional Rent. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

INITIALS:              Landlord              Tenant

7.    SECURITY DEPOSIT (LETTER OF CREDIT)

(a) As collateral for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer for which Tenant is liable hereunder, Tenant shall deposit with Landlord, from time to time, the aggregate amount of all security deposits as determined, from time to time, in accordance with the provisions of Exhibit E (as so determined, the “Security Deposit”). The Security Deposit shall be provided to Landlord either in the form of cash or in the form of one or more irrevocable and unconditional negotiable letter(s) of credit in a form reasonably approved by Landlord (each a “Letter of Credit”). For purposes of the initial Letter of Credit to be delivered by Tenant, Landlord approves of the form attached hereto as Exhibit G. At Tenant’s option, from time to time during the Term (but, following the end of the 24th month of the Term, not more frequently than one (1) time every twelve (12) months), Tenant may replace or substitute cash for a Letter of Credit, or vice versa, as all or portions of the Security Deposit. The Security Deposit for the Phase I Premises shall be paid to Landlord within five (5) Business Days of the full execution and delivery of this Lease. The Security Deposit for the Phase II Premises shall be paid to Landlord no later than the Commencement Date respecting the Phase II Premises.

(b) Each Letter of Credit shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local office which will negotiate a letter of credit and whose deposits are insured by the FDIC) approved by Landlord, which approval shall not be unreasonably withheld. Each Letter of Credit shall be (i) at sight and irrevocable; (ii) subject to the terms of this Paragraph 7, maintained in effect, whether through replacement, renewal or extension, for the entire period from the date of execution of this Lease through that date which is ninety (90) days following the expiration or earlier termination hereof, and to the extent the

Letter of Credit delivered to Landlord does not extend by its terms until the end of the Term, Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of any Letter of Credit, without any action whatsoever on the part of Landlord; and (iii) fully assignable by Landlord in connection with a transfer of Landlord’s interest in this Lease and permit partial draws. In addition to the foregoing, any Letter of Credit shall provide that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of any Letter of Credit upon the presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) written statement that such amount is due to Landlord under the terms and conditions of this Lease and/or because Tenant failed to cause a new Letter of Credit or certificate of renewal or extension to be delivered to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit; (B) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement; and (C) in the event of a transfer of Landlord’s interest in this Lease, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant with respect to matters relating to the Letter of Credit arising after Landlord’s transfer. It is agreed that the provisions of this Paragraph 7(b) shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new Landlord.

(c) If the amount of the Security Deposit shall be less than the amount required by the terms of Exhibit E for any reason, including as a result of any expansion of the Premises or the application or use by Landlord of all or any part of the Security Deposit, then Tenant shall, within ten (10) days after receipt of notice of the amount of the deficiency, provide Landlord with additional cash or Letter(s) of Credit in an amount equal to the deficiency (or a replacement Letter of Credit in the total amount then required by the terms of Exhibit E) and any such additional (or replacement) Letter of Credit shall comply with all of the provisions of this Paragraph 7. If Tenant fails to comply with the foregoing, the same shall constitute a Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber any Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if any Letter of Credit expires earlier than the expiration of the Term, Landlord will accept a renewal Letter of Credit or substitute Letter of Credit such renewal or substitute Letter of Credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of such Letter of Credit, which with respect to any Letter of Credit shall be irrevocable and automatically renewable as above provided through the expiration of the Term, upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if the Letter of Credit is not timely renewed thirty (30) days prior to the expiration of the Letter of Credit or a substitute Letter of Credit is not timely received within thirty (30) days prior to the expiration of the Letter of Credit, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Paragraph 7, then Landlord shall have the right to present the Letter of Credit to the bank in accordance with the terms of this Paragraph 7, and the entire sum evidenced thereby shall be paid to and held by Landlord as a cash Security Deposit and as collateral for the performance of Tenant’s obligations under this Lease, and Tenant shall cause to be issued and delivered to Landlord within ten (10) days of written notice to Tenant either cash or a replacement Letter of Credit, such that the aggregate Security Deposit held by Landlord shall be equal to the amount required pursuant to Exhibit E, and, the failure to do so shall constitute a Default by Tenant.

(d) If there shall occur a default (beyond applicable notice and cure periods, or if delivery of any such notice is prohibited by applicable law, without regard to any such notice and cure periods) under this Lease, then Landlord may, but without obligation to do so, apply cash funds from the Security Deposit or draw upon any Letter(s) of Credit, in part or in whole, to cure any such default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which may be sustained by Landlord resulting from such default by Tenant. Tenant hereby waives the provisions of California Civil Code Section 1950.7 and/or any successor statute, it being expressly agreed that Landlord may apply all or any portion of the Security Deposit, or proceeds thereof, in payment of any and all sums reasonably necessary to compensate Landlord as required by this Lease, and that following a Default by Tenant, all or any portion of the Security Deposit (including any Letter of Credit or proceeds), may be retained by Landlord following a termination of the Lease and applied to future damages, including damages for future rent, pending determination of the same. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of any Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.

8.    POSSESSION

(a) Tenant’s Right of Possession.  Subject to the provisions of Paragraph 3(b) above and 8(b) below, Landlord shall deliver possession of the Phase I Premises and the Phase II Premises upon the respective Term Commencement Date of each such space. Landlord shall deliver possession of any additional space leased pursuant to the provisions of Paragraphs 58, 59 and 60 below.

(b) Early Access.  Notwithstanding the provisions of Paragraph 8(a), Tenant shall be permitted to enter upon the Phase I Premises following mutual execution hereof; provided, however, that prior to any such entry, Tenant shall provide Landlord with proof of Tenant’s insurance as set forth in Paragraph 15 of this Lease. Such entry upon the Premises shall be subject to all of the provisions of this Lease, except that Tenant shall not be required to pay Base Rent or Additional Rent during such early occupancy period.

(c) Delay in Delivering Possession.  If for any reason whatsoever, Landlord cannot deliver possession of any portion of the Premises (including the Phase I Premises, the Phase II Premises, or any additional space leased pursuant to Paragraphs 58, 59 and 60) to Tenant on or before the required date for delivery as set forth in this Lease, then, except as provided in Paragraph 8(d) below, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees, independent contractors or Landlord’s Investment Advisors (as hereinafter defined) (collectively, “Landlord’s Agents”), be liable to Tenant for any loss or damage resulting therefrom. In the event the Phase I Premises or the Phase II Premises is not timely delivered, then (i) Base Rent payable by Tenant respecting the Phase I Premises or the Phase II Premises, as applicable, shall be abated for the same number of days between the applicable Commencement Date and the date on which such possession is delivered, (ii) with respect to any additional space leased pursuant to Paragraphs 58, 59, or 60, Base Rent payable shall be abated for the same number of days between the applicable Commencement Date and the date of delivery of possession, and (iii) Tenant shall also be entitled to one (1) day of free Base Rent for every day late during the first thirty (30) days of delay, and two (2) days of free Base Rent for every day late thereafter (collectively, “Free Base Rent Credits”) in addition to the abatement of Base Rent as specified in clauses (i) and (ii) above. Except as provided in Paragraph 8(d) below, the aforesaid rights of abated Base Rent shall be the sole remedies available to Tenant as a result of Landlord’s delay in delivery of possession of any portion of the Premises.

(d) Failure to Deliver Possession; Cancellation Right.  In the event that the Phase I Premises are not delivered to Tenant as provided herein, then either Landlord or Tenant shall have the right, as its sole remedy, to cancel this Lease upon ninety (90) days’ prior written notice to the other; provided, however, if Landlord delivers the Phase I Premises to Tenant within ninety (90) of Tenant’s notice, then any such cancellation shall be vitiated and of no force and effect. Additionally, if Tenant exercises its right to lease additional space pursuant to the terms of Paragraphs 58, 59 and 60, and in the event Landlord fails to deliver the respective additional space subject to such exercise within the period pursuant to the applicable provision of this Lease, then either Landlord or Tenant shall have the right, as its sole remedy, to cancel its exercise to lease such space upon ninety (90) days’ prior written notice to the other; provided, however, if Landlord delivers such space to Tenant within ninety (90) of Tenant’ s notice, then any such cancellation shall be vitiated and of no force and effect. The aforesaid rights of termination shall be the sole remedies available to Tenant as a result of Landlord’s failure in delivery of possession.

9.    USE OF PREMISES

(a) Permitted Use.  The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, customers, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use; provided, however, that Landlord shall not unreasonably withhold, condition or delay its consent to uses of portions of the Premises for childcare facilities, food service facilities or fitness center facilities that are ancillary to the Permitted Use and available for use only by Tenant and its employees. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws, for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants’ use or occupancy of the Project. Tenant shall not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Project. If any of Tenant’s office machines or equipment unreasonably disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from

Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building beyond the floor loads generally associated with the full occupancy and utilization of the Premises consistent with the Initial Alterations (hereinafter defined); provided, however, that if Tenant shall desire a floor load in excess of that which is contemplated by the Initial Alterations (e.g., installation of safes or file storage), then Tenant shall have the right to perform the work necessary to strengthen and reinforce the floor so as to give the live load desired, provided that (i) Tenant first obtains the written approval of Landlord with respect to the specific excess floor loading installation contemplated by Tenant and the method of installation and reinforcement proposed by Tenant, (ii) such reinforcement is fully concealed behind finished surfaces, and (iii) Tenant otherwise complies with the provisions of Paragraph 12.

(b) Compliance with Governmental Regulations and Private Restrictions.  Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (i) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use of the Premises, the Building or the Project; (ii) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) in force as of the Lease Date, or subsequent amendments that have no material adverse impact on Tenant’s rights under this Lease or increase Tenant’s Rent or obligations; and (iii) the Rules and Regulations (as defined in Paragraph 42 of this Lease). Without limiting the generality of the foregoing, to the extent Landlord is required by government authorities to maintain carpooling and public transit programs, Tenant shall cooperate in the implementation and use of these programs by and among Tenant’s employees. The final, non-appealable judgment of any court of competent jurisdiction, or the unequivocal admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant. Subject to reimbursement pursuant to Paragraph 4 above, if any portion of the Building or Premises which is the responsibility of Landlord to maintain is required to be modified in order to comply with Laws, then such work shall be the responsibility of Landlord; provided, however, that if such work is required as a result of Tenant’s specific use of the Premises or any work or Alteration (as hereinafter defined) made by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant.

(c) Compliance with Americans with Disabilities Act.  The Premises, the Building and/or the Project may be subject to, among other Laws, the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq., including, but not limited to, Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including, without limitation, all requirements of Title 24 of the California Code of Regulations, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Any Tenant Improvements and Alterations to be constructed hereunder shall comply with the ADA, and all costs incurred to comply therewith shall be a part of and included in the cost of the Tenant Improvements or Alterations, as applicable. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements and Alterations strictly complies with all requirements of the ADA. Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to the Building, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Landlord; provided, however, that if such work is required under the ADA as a result of Tenant’s specific use of the Premises or any work or Alteration (as hereinafter defined) made to the Project by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA within the Premises. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, the Building or the Project; any claims made by government authorities in writing or orally regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building or the Project.

(d) Roof Access.  Tenant, at its sole cost and expense, shall have the non-exclusive right (it being understood that Landlord may grant, extend or renew similar rights to others) to install, maintain, and from time to time replace a satellite dish (a “Dish”) on the roof of the Building, provided that prior to commencing any installation or maintenance, Tenant shall (i) obtain Landlord’s prior approval of the proposed size, weight and location of the Dish and method for fastening the Dish to the roof, (ii) such installation and/or replacement shall comply strictly with all Laws and the conditions of any bond or warranty maintained by Landlord on the roof, (iii) use the Dish solely for its internal use, (iv) not grant any right to use of the Dish to any other party, and (v) obtain and maintain in effect, at Tenant’s sole cost and expense, any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord. Landlord may supervise or perform any roof penetration related to the installation of a Dish, and Landlord may charge the cost thereof to Tenant. Tenant agrees that all installation, construction and maintenance shall be performed in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements as shall be imposed by Landlord. Tenant further agrees to label each cable or wire placed by Tenant in the telecommunications pathways of the Building, with identification information as required by Landlord. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Dish. The Dish shall remain the property of Tenant, and Tenant may remove the Dish at its cost at any time during the Term. Tenant shall remove the Dish at Tenant’s cost and expense upon the expiration or termination of this Lease. Tenant agrees that the Dish, and any wires, cables or connections relating thereto, and the installation, maintenance and operation thereof shall in no way interfere with the use and enjoyment of the Building, or the operation of communications (including, without limitation, other satellite dishes) or computer devices by Landlord or by other tenants or occupants of the Project. If such interference shall occur, Landlord shall give Tenant written notice thereof and Tenant shall correct the same within twenty-four (24) hours of receipt of such notice. Landlord reserves the right to disconnect power to any Dish if Tenant fails to correct such interference within twenty-four (24) hours after such notice. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of a Dish, it being assumed that Tenant has satisfied itself thereof. Tenant shall protect, defend, indemnify and hold harmless Landlord and Landlord’s Agents from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Dish. Tenant’s obligations under this paragraph shall survive any termination of this Lease.

(e) Emergency Generator.  Landlord agrees to consider in good faith any request by Tenant to install an emergency back-up generator to service the Premises in the located depicted in Exhibit I hereto. Any such installation, maintenance and use by Tenant of a back-up generator system shall be subject to any commercially reasonable terms and conditions as may be imposed by Landlord, including, without limitation, reimbursement by Tenant of any third party consultant or attorneys’ fees incurred by Landlord in connection therewith; provided, however, that Landlord shall not charge Tenant any monthly recurring charge in connection with the same.

10. ACCEPTANCE OF PREMISES

(a) By accepting Landlord’s delivery of the same, Tenant acknowledges that it has had the opportunity to fully inspect the Phase I Premises and the Phase II Premises, including, but not limited to, conducting any desired testing.

(b) By execution hereof, Tenant accepts the Phase I Premises and the Phase II Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

(c) Notwithstanding the provisions of Paragraph 10(a) and 10(b) above, Landlord shall cause the Systems (as defined in Paragraph 4(b)(ii)(A)(3)) serving the Phase I Premises and the Phase II Premises, and any additional space pursuant to the provisions of Paragraphs 58, 59, or 60, to be in good working order on the Commencement Date respecting each such space. Any claims by Tenant under the preceding sentence shall be made in writing not later than the one hundred eightieth (180th) day after delivery of possession of the respective Premises to Tenant. In the event Tenant fails to deliver a written claim to Landlord on or before such one hundred eightieth (180th) day, then Landlord shall be conclusively deemed to have satisfied its obligations under this Paragraph 10(c). Landlord’s obligations under this Paragraph 10(c) shall specifically exclude any obligation to repair any damage caused to the Systems by Tenant or Tenant’s Agents.

11. SURRENDER

Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted) and (b) otherwise in accordance with Paragraph 33(f). Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant’s Property (as hereinafter defined), and Tenant’s signage from the Premises, the Building and the Project and repair any damage caused by such removal, and (ii) Landlord may, subject to the provisions of Paragraph 12(g) below, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant’s expense to remove any or all Alterations and/or any Tenant Improvements constructed and installed pursuant to Exhibit B hereto that Landlord has not consented to or that Landlord has not informed Tenant may remain in the Premises pursuant to Paragraph 12(h) below, and to repair any damage caused by such removal; however, Tenant shall have no obligation to remove the Initial Alterations specified in Paragraph 12(i) below. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs actually incurred and paid to third parties in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord.

12. ALTERATIONS AND ADDITIONS

(a) Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord shall have the right in Landlord’s sole and absolute discretion to consent or to withhold its consent to any Alteration which would adversely affect the structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof. Landlord acknowledges that Landlord has approved Tenant’s Plans for the Phase I Premises and the Phase II Premises Tenant Improvements as specified in Paragraph 12(i) below.

(b) Subject to any applicable Tenant Improvement Allowance payable by Landlord, any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and all reasonable requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in writing by Landlord, and shall be constructed and installed by a Tenant contractor approved in writing by Landlord. Landlord hereby approves Wilcox and Company to act as Tenant’s general contractor (and the subcontractors of Wilcox and Company) in performing any Alterations (including any Tenant Improvements) constructed during the twelve (12) month period following the Lease Date. In connection with any Alteration, Tenant shall deliver plans and specifications therefore to Landlord. As a further condition to giving consent to any Alterations (except Tenant Improvements), Landlord may reasonably require Tenant to provide Landlord, at Tenant’s sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of any Alterations that are reasonably expected to cost in excess of two (2) month’s Base Rent (net of any available Tenant Improvement Allowance), to ensure Landlord against any liability for mechanics’ and materialmen’s liens and to ensure completion of work. Before Alterations may begin, valid building permits or other required permits or licenses must be furnished to Landlord, and, once the Alterations begin, Tenant (or Tenant’s contractor) will diligently and continuously pursue their completion, subject to force majeure events. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its reasonable actual third-party costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction. Tenant shall cause to be maintained during the course of construction, at its sole cost and expense, “Builders’ Risk” insurance for the amount of the completed value of the Alterations but not in excess of the contract sum covering all improvements under construction, including building materials. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractor(s) procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, Tenant, Landlord’s Investment Adviser, any property manager designated by Landlord and Landlord’s lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in anyone accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in anyone accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).

(c) All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property.

(d) Notwithstanding anything herein to the contrary, to the extent that Tenant installs any equipment or lights which generate heat or require electrical service in the Premises which exceeds the Basic Services, Tenant shall obtain the written permission of Landlord, which permission will not be unreasonably withheld, conditioned or delayed. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment. Provided Tenant fully complies with the terms and conditions of Paragraphs 12(a) through 12(i), Landlord approves Tenant’s installation, at Tenant’s sole cost and expense, of a separate electrical submeter (i.e., an “E-mon D-mon”) for measuring electrical service to Tenant’s IT server room (“Tenant Server Room”) located in the Phase I Premises. All electrical service for such Tenant Server Room shall be paid by Tenant as an extra service.

(e) Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in advance in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

(f) Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Project immediately.

(g) Tenant shall not use or employ materials that are susceptible to the growth of mold, particularly in areas where moisture accumulation is common.

(h) At the time of requesting Landlord’s consent to any Alterations (except the Initial Alterations), Tenant shall have the right to request that Landlord inform Tenant whether such Alterations may remain in the Premises following, or must be removed from the Premises prior to, the expiration or sooner termination of this Lease.

(i) Tenant has notified Landlord that Tenant desires to perform certain Alterations to the Phase I Premises and the Phase II Premises (collectively, the “Initial Alterations”) as described in those certain Drawings (as such term is defined in the Approved Construction Contract, as defined below) referenced and described in that certain Standard Form of Agreement Between Owner and Contractor (AIA AIOI-2007), dated September 1, 2008 entered into by and between Tenant, as Owner, and Wilcox & Company, Inc., as Contractor (the “Approved Construction Contract”). Landlord has generally approved the Initial Alterations and Tenant shall have the right to make the Initial Alterations to the Premises provided that Tenant fully complies with the terms and conditions of Paragraphs 12(a) through 12(i) and the terms and conditions of Exhibit B. Notwithstanding anything in this Lease to the contrary, in no event shall Tenant be required to remove the Initial Alterations.

13. MAINTENANCE AND REPAIRS OF PREMISES

(a) Maintenance by Tenant.  Subject to Paragraphs 10(c), 13(b), 21 and 22 hereof, Tenant shall, at Tenant’s sole expense, (i) keep and maintain in good order and condition the Premises and Tenant’s Property, (ii) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises, and (iii) maintain and replace all specialty lamps, bulbs, starters and ballasts. Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project.

(b) Maintenance by Landlord.  Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Proportionate Share(s) of the cost and expense of the following items, Landlord shall repair, replace and maintain as a First-Class Building the following items: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); routine cleaning of exterior glass; the Systems serving the Premises (excluding any specialty systems installed by or for Tenant) and the Building; and the Common Areas including the Parking Areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and common lighting systems. Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at Landlord’s own cost and expense, agrees to repair and maintain the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls, which shall be performed as necessary by Landlord as an Operating Expense, subject to the limitations set forth in Paragraph 4(c)). Notwithstanding anything in this Paragraph 13 to the contrary, but subject to the waiver of subrogation specified in Paragraph 17 below, Landlord shall have the right to either repair (but only after giving written notice to Tenant and an opportunity to cure within a reasonable time) or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents, and, thus, to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all reasonable costs and expenses incurred by Landlord in connection therewith. Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have actual knowledge (or, in the exercise of reasonable care, should have had actual knowledge) of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition actually known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any damage which could have reasonably been avoided had Tenant promptly reported such defective condition as required herein.

(c) Tenant’s Waiver of Rights. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

14. LANDLORD’S INSURANCE

Landlord shall secure and keep in force (i) “broad form” commercial general liability insurance, insuring Landlord against any liability arising out of the ownership, use, occupancy or maintenance of the Premises, the Building and/or the Project, with limits of coverage as reasonably determined by Landlord, (ii) fire, extended coverage and “all risk” insurance (“Landlord’s Casualty Insurance”) covering the Building and the Project (including any Alterations) for the full replacement cost thereof (excluding the land, foundations, footings and other elements that are not customarily covered by “full replacement cost” insurance), and (iii) worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a reasonable minimum limit of coverage. Landlord shall also maintain “Loss of Rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease, which policy shall be commercially reasonable and generally consistent with insurance maintained by landlords of other First-Class Buildings, including, if appropriate, coverage for utility interruption events. Landlord may maintain, in Landlord’s reasonable discretion, such additional coverage(s) as Landlord may desire, including coverage for the perils of earthquake and flood. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building and the Project. All policies of insurance required to be maintained by Landlord shall be issued by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A:VIII or better in Best’s Key Rating Guide.

15. TENANT’S INSURANCE

(a) Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a “broad form” commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord, UBS Realty Investors LLC, and Landlord’s lenders, if any, as additional insureds (collectively, “Landlord’s Insureds”) against any liability arising out of the use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in anyone accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant’s indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000.00). Landlord may from time to time require reasonable increases in any such limits if consistent with practices of First-Class Buildings. The policy limits of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than Fifty Thousand Dollars ($50,000.00). Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the state/commonwealth in which the Premises are located for the issuance of such type of insurance coverage and rated B+:VIII, or better, in Best’s Key Rating Guide.

(b) Personal Property Insurance. Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, “Tenant’s Property”) in the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. No such policy shall contain a deductible greater than Fifty Thousand Dollars ($50,000.00). During the Term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions.

(c) Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000.00).

(d) Evidence of Coverage.    Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days’ prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord).

16. INDEMNIFICATION

(a) Of Landlord.    Subject to the terms of Paragraph 17 below, Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) arising from (i) the use of the Premises, the Building or the Project by Tenant or Tenant’s Agents, or from any activity done, permitted or suffered by Tenant or Tenant’s Agents in or about the Premises, the Building or the Project, and (ii) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (iii) any action or proceeding brought on account of any matter in items (i) or (ii); however, the foregoing indemnity shall not be applicable to the extent any claims arising by reason of the negligence or willful misconduct of Landlord or Landlord’s Agents. If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (A) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except to the extent is caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (B) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16 shall survive any termination of this Lease.

(b) Of Tenant.    Subject to the terms of Paragraph 17 below, Landlord shall indemnify and hold harmless Tenant and Tenant’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorney’s fees) arising from the gross negligence or willful misconduct of Landlord or Landlord’s Agents.

(c) No Impairment of Insurance.    The foregoing indemnities shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

17. SUBROGATION

Landlord and Tenant hereby mutually waive any claim against the other and its agent(s) for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property insurance required to be carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party shall immediately notify its insurer, in writing, of the terms of these mutual waivers and have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

18. SIGNS

(a) Project Standard Signage.    Effective as of the Lease Date, Tenant shall be entitled to the following Building standard signage to be installed by Landlord at Tenant’s sole cost and expense: (i) directory signage in the Building lobby, (ii) suite directional signage in the floor elevator lobby of each floor occupied by Tenant, and (iii) suite signage at the entrance to the Premises.

(b) Eyebrow and Lobby Signage.

(i)    Effective as of the Commencement Date respecting the Phase II Premises, Tenant shall have the right to install and maintain (i) an eyebrow sign (the “Eyebrow Signage”) reflecting Tenant’s name in one (1) location on the exterior of the Building, and (ii) the interior lobby signage (the “Lobby Signage”) each as generally shown on Exhibit J hereto. Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Eyebrow Signage and Lobby Signage. Tenant shall maintain the Eyebrow Signage and Lobby Signage in good condition and repair, and all costs of maintenance and repair shall be borne solely by Tenant. Maintenance shall include, without limitation, cleaning and, if the Eyebrow Signage or Lobby Signage is illuminated, relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with the Eyebrow Signage or Lobby Signage.

(ii)    At Landlord’s option, Tenant’s right to the Eyebrow Signage or Lobby Signage may be revoked and terminated upon occurrence of any of the following events: (a) Tenant is in Default; (b) Tenant, any Permitted Transferee, or Subtenant/assignee occupy less than two (2) full floors of the Building; or (c) Tenant assigns this Lease (other than a Permitted Transferee) to a party who occupies less than two (2) full floors of the Building. Unless otherwise agreed by Landlord in writing in its sole discretion, the rights provided in this Paragraph l8(b) shall be non-transferable, except to a Permitted Transferee or any assignee approved by Landlord in accordance with Paragraph 23 who occupies at least two (2) full floors of the Building.

(c) Monument Signage.

(i)    Subject to the rights of any existing tenants of the Building, Tenant shall have the right to have its name listed on the shared monument sign for the Building (the “Monument Sign”); provided, however, Tenant’s rights to such Monument Sign shall become exclusive if no other tenant leases at least one (1) full floor in the Building unless such tenant has rights to the Monument Sign existing as of the Lease Date. Landlord shall have the right to require that all names on the Monument Sign be of the same size. Tenant’s right to place its name on the Monument Sign, and the location of Tenant’s name on the Monument Sign, shall be subject to the existing rights of existing tenants in the Building, and the location of Tenant’s name on the Monument Sign shall be further subject to Landlord’s reasonable approval. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. As long as Tenant (including Permitted Transferees and subtenants) occupies more Rentable Area in the Building than any other tenant, Tenant shall have the right to dictate its placement on the Monument Sign. In the event that additional names are listed on the Monument Sign, all costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on such Monument Sign. Except if Tenant (including Permitted Transferees and subtenants) occupies more Rentable Area in the Building than any other tenant, Landlord may, at anytime during the Lease Term (or any extension thereof), upon five (5) days’ prior written notice to Tenant, relocate the position of Tenant’s name on the Monument Sign. The cost of such relocation of Tenant’s name shall be at the cost and expense of Landlord.

(ii)    At Landlord’s option, Tenant’s right to the Monument Signage may be revoked and terminated upon occurrence of any of the following events: (a) Tenant is in Default; (b) Tenant, any Permitted Transferee, or subtenant/assignee occupy less than two (2) full floors of the Building; or (c) Tenant assigns this Lease (other than a Permitted Transferee) to a party who occupies less than two (2) full floors of the Building. Unless otherwise agreed by Landlord in writing in its sole discretion, the rights provided in this Paragraph 18(c) shall be non-transferable, except to a Permitted Transferee or any assignee approved by Landlord in accordance with Paragraph 23 who occupies at least two (2) full floors of the Building.

(d) Parapet Signage.

(i)    Effective as of the Commencement Date respecting the Phase II Premises, Tenant shall be entitled to one (1) tenant identification sign (which sign shall be non-exclusive parapet signage on the Building) if Tenant occupies at least two (2) full floors of the Building, and two (2) Tenant identification signs (which two (2) signs shall be the exclusive parapet signage on the Building) during any period in which Tenant occupies at least three (3) full floors of the Building; provided, however, that notwithstanding any occupancy by Tenant of three (3) full floors of the Building, in the event any other tenant of the Building occupies two (2) full floors of the Building, then Tenant shall only be entitled to one (1) tenant identification sign (such identification signage, the “Parapet Signage”). Any such Parapet Signage shall be located in the same general area as preexisting parapet signage on the Building, and the size, color and design of which shall be subject to Landlord’s prior written approval; however, in the event Tenant is entitled to exclusive parapet signage on the Building as set forth herein, then Tenant shall be entitled to choose the location of the Parapet Signage, subject to Landlord’s reasonable approval. Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Parapet Signage. Tenant shall maintain the Parapet Signage in good condition and repair, and all costs of maintenance and repair shall be borne solely by Tenant. Maintenance shall include, without limitation, cleaning and, if the Parapet Signage is illuminated, relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with the Parapet Signage.

(ii)    At Landlord’s option, Tenant’s right to the Parapet Signage may be revoked and terminated upon occurrence of any of the following events: (a) Tenant is in Default; (b) Tenant, any Permitted Transferee, or Subtenant/assignee occupy less than two (2) full floors of the Building; or (c) Tenant assigns this Lease (other than a Permitted Transferee) to a party who occupies less than two (2) full floors of the Building. Unless otherwise agreed by Landlord in writing in its sole discretion, the rights provided in this Paragraph 18(d) shall be non-transferable, except to a Permitted Transferee or any assignee approved by Landlord in accordance with Paragraph 23 who occupies at least two (2) full floors of the Building.

(e) General Requirements.    Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises without obtaining Landlord’s prior written consent or without complying with Landlord’s signage criteria, as the same may be modified by Landlord from time to time (the “Signage Criteria”) and without complying with all applicable Laws (including, without limitation, obtaining any required consent of the City of Pleasanton or any other public authorities having jurisdiction). Without limiting the generality of the foregoing, Tenant must obtain Landlord’s written consent as to the design, size and color of Tenant’s signage and the manner in which it is attached to the Project prior to its fabrication and installation. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Landlord reserves the right to withhold consent to any sign that, in the good faith judgment of Landlord, is offensive, political or otherwise not harmonious with First-Class Buildings. Subject to the requirements contained in this Paragraph 18, Landlord has generally approved the aesthetics of the signage as shown on Exhibit J hereto. Upon the expiration of the Term or sooner termination of this Lease or at such other time that any of Tenant’s signage rights are terminated pursuant to the terms of this Paragraph 18, Tenant shall remove any such signage and repair any damage or injury to the Premises, the Building or the Project caused thereby (including, if necessary, the replacement of any precast concrete panels), all at Tenant’s sole cost and expense. If any signs are not removed, or necessary repairs are not made, then Landlord shall have the right to remove and dispose of such sign(s) and repair any damage or injury to the Premises, the Building or the Project at Tenant’s sole cost and expense. Tenant shall pay all costs and expenses for such removal and restoration within five (5) Business Days following delivery of an invoice therefore.

19. FREE FROM LIENS

Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within twenty (20) days following Landlord’s notice to Tenant of such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right (but not the obligation) to cause same to be released by such reasonable means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all reasonable expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant within twenty (20) days of demand. Landlord shall reasonably have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall reasonably deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) Business Days’ prior written notice of the commencement of any repair or construction on the Premises.

20. ENTRY BY LANDLORD

Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, following at least forty-eight (48) hours’ prior notice, which may be telephonic, (except in the case of an emergency or scheduled services, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or, during the last two hundred seventy (270) days of the Term, tenants or to alter, improve, maintain and repair the Premises or the Building as required or permitted by Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the sole active gross negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” or “for lease” signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary. Except in emergency situations, as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises.

21. DESTRUCTION AND DAMAGE

(a) Insured Damage.    If the Premises, the Building or the Project are damaged by fire or other perils required to be covered by Landlord’s Casualty Insurance, then provided this Lease is not terminated by either Landlord or Tenant pursuant to the express terms of this Paragraph 21, Landlord shall repair and restore the Premises (including Tenant’s Alterations) and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect.

(i)    If such repair and restoration requires longer than one (1) year from the date Landlord obtains actual knowledge of such destruction (“Casualty Discovery Date”), then either Landlord or, if such damage materially impairs Tenant’s ability to continue its business operations in the Premises, then Tenant may elect to terminate this Lease by written notice to the other. Landlord’s architect shall issue its reasonable opinion of the duration of the restoration period and the extent of the damage and estimated restoration cost (“Architect’s Estimate”) within sixty (60) days after the Casualty Discovery Date, and Landlord and Tenant shall exercise their right to terminate pursuant to this Paragraph 21(a)(i), if at all, within thirty (30) days after receipt of Architect’s Estimate.

(ii)    Notwithstanding anything to the contrary contained in this Paragraph 21, in the event of damage to more than twenty-five percent (25%) of any floor of the Premises occurring during the last twelve (12) months of the Term, Landlord may elect to terminate this Lease as to the damaged Premises by written notice of such election given to Tenant within thirty (30) days after the Casualty Discovery Date; provided, however, that Tenant may vitiate and cancel such termination election by Landlord pursuant to this Paragraph 21(a)(ii) by exercising any applicable Renewal Option as to the entirety of the Premises by notice to Landlord within thirty (30) days of receipt of Landlord’s notice of cancellation.

(b) Uninsured Damage.    If any portion of the Premises are damaged by any peril not required to be covered by Landlord’s Casualty Insurance, and the cost to repair such damage exceeds by Five Hundred Thousand Dollars ($500,000.00) any uninsured amount Tenant may agree to contribute, then Landlord may elect either to promptly commence to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred. If the cost to repair such Premises does not exceed by Five Hundred Thousand Dollars ($500,000.00) any uninsured amount Tenant may agree to contribute, then Landlord shall promptly commence to repair the Premises and this Lease shall remain in full force and effect.

(c) Additional Landlord Termination Rights.    Notwithstanding anything to the contrary in this Paragraph 21, Landlord shall have the option to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after issuance of Architect’s Estimate under the following circumstances:

(i)    There shall be damage to an extent greater than fifty percent (50%) of the replacement cost of the Building above the foundation, and such damage or destruction shall be caused by a risk (an “insured risk”) which is required to be insured by Landlord, or which is actually covered by insurance maintained pursuant to this Lease; or

(ii)    There shall be damage, resulting from a risk other than an insured risk, to an extent greater than ten percent (10%) of the replacement cost of the Building above the foundation; or

(iii)  There shall be damage to the Project in a loss amount of at least Five Hundred Thousand Dollars ($500,000.00) that cannot be repaired within twelve (12) months after the Casualty Discovery Date as reasonably estimated by Landlord’s architect in the Architect’s Estimate.

(d) Landlord’s Failure to Restore.    If Landlord is required to restore the Premises and fails to diligently commence and pursue same, or fails to complete the restoration with one (1) year from the Casualty Discovery Date, then Tenant, at Tenant’s option, shall have the right to terminate this Lease as to the damaged portion of the Premises, or if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the remainder (i.e., the undamaged portion) of the Premises then as to the entire Premises, by written notice to Landlord within fifteen (15) months after the Casualty Discovery Date, provided that Landlord does not complete the restoration prior to Tenant’s cancellation notice.

(e) Abatement of Rent.    In the event of repair and restoration as herein provided, all monthly installments of Base Rent and Additional Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration; provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction resulted from the gross negligence or willful misconduct of Tenant or Tenant’s Agents. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent and Additional Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

(f) Tenant’s Waiver.    Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 21 shall govern exclusively in case of such destruction.

(g) Insurance Proceeds.    The proceeds from any insurance paid by reason of damage to or destruction of the Building or any part thereof, or any other element, component or property insured by Landlord shall belong to and be paid to Landlord. The proceeds from any insurance paid by reason of damage to or destruction of Tenant’s Personal Property shall belong to and be paid to Tenant.

(h) Global Termination Right.    In the event Tenant has a termination right as to the entirety of the Premises pursuant to the provisions of this Paragraph 21, then Tenant’s termination right shall extend to all the Premises included in this Lease, whether the Term for such Premises has or has not commenced.

22. CONDEMNATION

(a) If twenty-five percent (25%) or more of either the Premises, the Building or the Project or the Parking Areas is permanently taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty-five percent (25%) or more of the

Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable (in Tenant’s reasonable opinion) for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent and Expenses corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent (and Expenses to the extent of a reduction in the Rentable Area), Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation, whether permanent or temporary, or the repair or restoration of the Premises, the Building or the Project or the Parking Areas following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the Parking Areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises, the Building or the Project or the Parking Areas, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.

(b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.

(c) In the event Tenant has a termination right pursuant to the provisions of this Paragraph 22, Tenant’s termination right shall extend to all the Premises then included in this Lease, whether the Term for such Premises has or has not commenced.

23. ASSIGNMENT AND SUBLETTING

(a) Tenant shall not voluntarily or by operation of law, (i) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (ii) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or otherwise allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, as set forth below in this Paragraph 23; provided, however, that Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. A transfer of greater than a fifty percent (50%) interest (whether stock, partnership interest, membership interest or otherwise) of Tenant, either in one (1) transaction or a series of transactions shall be deemed to be an assignment under this Lease.

(b) Notwithstanding the provisions of Paragraph 23(a) above, Tenant shall be entitled, without the consent of Landlord, to assign this Lease or sublet all or a portion of the Premises to (i) an Affiliate (as defined below) of Tenant, (ii) to the surviving entity of Tenant in connection with any merger, consolidation or reorganization of Tenant or a newly formed “public company” with stock on a registered stock exchange as a successor to Tenant, (iii) to business and customer partners (“Strategic Partners”) of Tenant provided such occupancy, in the aggregate, is less than ten percent (10%) of the Rentable Area of the Premises (but in no event more than fifteen thousand (15,000) square feet in each building leased by Tenant in the Project), or (iv) to the purchaser of all or substantially all of the assets of Tenant and Tenant’s business provided that in each instance under clauses (i), (ii) and (iv) above, (A) such assignee or sublessee of Tenant has a net worth (determined in accordance with generally accepted accounting principles consistently applied) of at least One Hundred Million Dollars ($100,000,000.00) (exclusive of goodwill) both immediately prior to and immediately following the consummation of such assignment or subletting and (B) Tenant notifies Landlord of the assignment or subletting within ten (10) days after such event, provided that the foregoing shall not relieve Tenant of any of its liabilities or obligations under this Lease (a “Permitted Transfer”). In addition, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (2) Tenant is or becomes a publicly traded corporation. For purposes of this Lease, the term “Affiliate” shall mean any entity controlling, controlled by or under common control with Tenant, and the term “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity. A “Permitted Transferee” is an assignee or sublessee pursuant to a Permitted Transfer under clauses (i), (ii) and (iv) above.

(c) When Tenant requests Landlord’s consent to an assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and three (3) years’ prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing request for consent, to (i) terminate this Lease with respect to the entire Premises as of the term commencement date stated in a proposed assignment, or, in the case of a proposed sublease which when aggregated with any other subleases of the Premises comprises more than seventy percent (70%) of the Premises for substantially the remainder of the Term, terminate this Lease as of the commencement date stated in the proposed sublease, (ii) consent to the proposed assignment or sublease, or (iii) refuse its consent to the proposed assignment or sublease, provided that (A) such consent shall not be unreasonably withheld, conditioned or delayed so long as Tenant is not then in Default under this Lease, and (B) as a condition to providing such consent, Landlord may require attormnent from the proposed subtenant on terms and conditions reasonably acceptable to Landlord. In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clause (i), then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.

(d) Without otherwise limiting the criteria upon which Landlord may withhold Landlord’s consent, Landlord shall be entitled to consider all commercially reasonable criteria including, but not limited to, the following: (i) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Project; (ii) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called “exclusive” use then in favor of any other tenant of the Building or the Project, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and the Project services than imposed by Tenant; (iii) the business reputation of the proposed individuals who will be managing and operating the business operations of the proposed assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant; and (iv) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved.

(e) In any event, Landlord may withhold its consent to any assignment or sublease, if: (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the Permitted Use under this Lease or with the permitted use of any other lease which restricts the use to which any space in the Building or the Project may be put; (ii) the portion of the Premises proposed to be sublet does not comply with governmental safety and other codes; (iii) the proposed sublessee or assignee is either a governmental or quasi-governmental agency or instrumentality thereof; or (iv) the proposed sublessee or assignee has signed a letter of intent to lease space in the Building and is actively pursuing the consummation of a lease transaction for comparable space in the Building during the three (3) month period immediately preceding the date Landlord receives Tenant’s request for consent.

(f) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess, if any, of (i) the Base Rent and any Additional Rent paid by the assignee or sublessee to Tenant, less all actual and reasonable costs for (A) customary market-based leasing commissions, (B) costs of Tenant alterations and improvements and related architect and engineering fees, (C) consulting fees, (D) attorneys’ fees, and (E) rental concessions and allowances, incurred by Tenant in connection with such assignment or sublease; minus (ii) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this

Lease. All of Tenant’s costs shall be applied on a “cash” basis as paid by Tenant rather than amortized before paying any excess Rent to Landlord. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in Default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant.

(g) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting).

(h) Tenant shall pay Landlord’s actual and reasonable fees (including, without limitation, the fees of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.

(i) A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting (which is not a Permitted Transfer) without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

(j) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that this Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

(k) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after a Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 23.

(l) If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar fee in connection with the proposed assignment or sublease.

24. DEFAULT

The occurrence of anyone of the following events shall constitute a default on the part of Tenant (“Default”):

(a) The abandonment of the Premises by Tenant;

(b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) days after receipt of written notice;

(c) A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder, including, without limitation, Lease Guarantor, if any (collectively, “Guarantor”) for the benefit of creditors;

(d) The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;

(e) Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

(f) Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity, where such failure continues for a period of five (5) days after receipt of written notice;

(g) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 31 or 32 or 43, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required by Paragraph 41, where any such failure continues for a period of five (5) days after receipt of written notice;

(h) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

(i) Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above, where such failure continues for a period of five (5) Business Days after receipt of written notice;

(j) Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in any other subparagraphs of this Paragraph 24, which shall be governed by the notice and cure periods set forth in such other subparagraphs), which such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion;

(k) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. “Chronic delinquency” means failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any four (4) months (consecutive or nonconsecutive) during any period of twelve (12) months;

(l) Any Default as described in Paragraph 44 below;

(m) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease and is not replaced within five (5) Business Days of notice;

(n) Any failure by Tenant to discharge or bond over any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within twenty (20) days after the date Tenant has knowledge of such lien or encumbrance; and

(o) Any representation of Tenant herein or in any financial statement or other materials provided by Tenant or any guarantor of Tenant’s obligations under this Lease shall prove to be untrue or inaccurate in any material respect, or any such financial statements or other materials shall have omitted any material fact.

Tenant agrees that any notice given by Landlord pursuant to Paragraphs 24(a) through 24(o) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

25. LANDLORD’S REMEDIES

(a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may terminate this Lease immediately and all rights of Tenant hereunder by giving written notice to Tenant of such intention to terminate. If Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(i)     the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(ii)     the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii)    the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; and (D) any concession made or paid by Landlord for the benefit of Tenant including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including, without limitation, any unamortized portion of the Tenant Improvement Allowance (as defined in the Tenant Improvements Work Letter) (such Tenant Improvement Allowance to be amortized over the Term in the manner reasonably determined by Landlord), if any, and any outstanding balance (principal and accrued interest) of the Tenant Improvements Loan, if any), or assumptions by Landlord of any of Tenant’s previous lease obligations; plus

(v)    such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(vi)    at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

(b) Continuation of Lease.  In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided that Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(b), the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(i)     Acts of maintenance or preservation or efforts to relent the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(ii)     The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

(c) Re-entry.  In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises, by force if necessary, and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(d) Reletting.  In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 25(b) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord’s sole discretion. In the event that Landlord shall elect to so relent, then rentals received by Landlord from such reletting shall be applied in the following order: (i) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (ii) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (iii) to the payment of any costs of such reletting; (iv) to the payment of the costs of any alterations and repairs to the Premises; (v) to the payment of Rent due and unpaid hereunder; and (vi) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to

Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(e) Termination.  No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(f) Cumulative Remedies.  The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(g) No Surrender.  No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

26. LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

(a) Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment on behalf of Tenant and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.

(b) Without limiting the rights of Landlord under Paragraph 26(a) above, Landlord shall have the right at Landlord’s option, without any obligation to do so, to perform any of Tenant’s maintenance or repair obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its reasonable judgment.

(c) If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall pay to Landlord within twenty (20) days of demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the Legal Rate.

27. LANDLORD DEFAULT

If Landlord fails to perform its obligations under this Lease, Landlord shall not be in default unless Landlord fails to perform such obligations within thirty (30) days after notice by Tenant to Landlord specifying the nature of the obligations Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If Landlord is unable to fulfill or is delayed in fulfilling any of Landlord’s obligations under this Lease by reason of floods, earthquakes, lightning, or any other acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials, or by any other reason beyond Landlord’s reasonable control, or if Landlord enters the Premises or makes any Alterations to the Premises, the Building or any portion thereof pursuant to this Lease, then no such inability or delay by Landlord and no such entry or work by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant shall not be entitled to any setoff, offset, abatement or deduction of Rent or other amounts due Landlord hereunder if Landlord fails to perform its obligations hereunder. Notwithstanding any provision of this Lease to the contrary, Tenant’s sole remedy for a default of this Lease by Landlord shall be an action for damages, injunction or specific performance; Tenant shall have no right to terminate this Lease on account of any breach or default by Landlord.

28. ATTORNEYS’ FEES

(a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

(b) Without limiting the generality of Paragraph 28(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord’s actual and reasonable attorneys’ fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

29. TAXES

Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenant’s Property. If any Alteration installed by Tenant pursuant to Paragraph 12 or any of Tenant’s Property is assessed and taxed with the Project or the Building, Tenant shall pay such taxes to Landlord within the earlier of thirty (30) days after delivery to Tenant of a statement therefore, or thirty (30) days prior to the Property Tax payment delinquency date.

30. EFFECT OF CONVEYANCE

The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Building or the Project containing the Premises, so that, in the event of any sale of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing prior to the date of sale or transfer, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder from and after the date of sale or transfer.

31. ESTOPPEL CERTIFICATES

From time to time upon written request of Landlord or Tenant, the other party shall execute, acknowledge and deliver an Estoppel Certificate in substantially the form attached hereto as Exhibit D, and with any other factual statements reasonably requested. Any such Estoppel Certificate may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of (or holder of a deed of trust encumbering) Landlord’s interest or assignment of any mortgage or deed of trust upon Landlord’s interest in the Premises, or in the case of Tenant, a prospective purchaser of Tenant’s business or shares pursuant to a reorganization or public offering. If the requesting party fails to provide such certificate within ten (10) days of receipt of a written request as herein provided and an additional ten (10) days’ notice, the requesting party shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any such information.

32. SUBORDINATION

At the option of Landlord, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Project now or hereafter existing and each of the terms, covenants and conditions thereto (the “Superior Lease(s)”), and to all mortgages or deeds of trust which may now or hereafter affect the Building, the Property or any of such leases and each of the terms, covenants and conditions thereto (the “Superior Mortgage(s)”), whether or not such mortgages or deeds of trust shall also cover other land, buildings or leases, to each and every advance made or hereafter to be made under such mortgages or deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages or deeds of trust and spreaders and consolidations of such mortgages or deeds of trust. This Paragraph shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination; if Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefore, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. As used herein the lessor of a Superior Lease or its successor in interest is herein called “Superior Lessor”; and the holder of a Superior Mortgage is herein called “Superior Mortgagee.”

Notwithstanding the foregoing provisions of this Paragraph 32, if a Superior Lease or Superior Mortgage is hereafter placed against or affecting any or all of the Building or the Premises or any or all of the Building and improvements now or at any time hereafter constituting a part of or adjoining the Building, Landlord shall use reasonable efforts to obtain an agreement from the holder thereof in recordable form and in form and substance reasonably acceptable to Tenant, whereby the holder of such Superior Lease or Superior Mortgage agrees that Tenant, upon paying the Base Rent and all of the Additional Rent and other charges herein provided for, and observing and complying with the covenants, agreements and conditions of this Lease on its part to be observed and complied with, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term (including any exercised renewal term), without hindrance or interference from anyone claiming by or through said Superior Mortgagee or Superior Lessor and that said Superior Mortgagee or Superior Lessor shall respect Tenant’s rights under this Lease and, upon succeeding to Landlord’s interest in the Building and Lease, shall observe and comply with all of Landlord’s duties under this Lease.

If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called “Successor Landlord”), then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment. This Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or its predecessor in interest).

33. ENVIRONMENTAL COVENANTS

(a) As used in this Lease, the term “Hazardous Materials” means (i) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law; (ii) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (iii) polychlorinated biphenyls (PCBs); (iv) asbestos and asbestos containing materials (whether friable or non-friable); (v) lead and lead based paint or other lead containing materials (whether friable or non-friable); (vi) urea formaldehyde; (vii) microbiological pollutants; (viii) batteries or liquid solvents or similar chemicals; (ix) radon gas; and (x) mildew, fungus, mold, bacteria and/or other organic spore material, whether or not airborne, colonizing, amplifying or otherwise.

(b) As used in this Lease, the term “Environmental Laws” means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials including, but not limited to: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. and Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316, and 25501 of the California Health and Safety Code. “Environmental Laws” shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material. “Environmental Laws” shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.

(c) During its use and occupancy of the Premises Tenant will not permit Hazardous Materials to be present on or about the Premises except for normal quantities of cleaning and other business supplies customarily used and stored in an office and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.

(d) If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the property in which the Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (i) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (ii) any additional requirements of Landlord that are necessary, in Landlord’s sole discretion, to protect the value of the Premises or the property in which the Premises are located. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems necessary, in Landlord’s reasonable discretion, to protect the value of the Premises or the property in which the Premises are located. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant promptly upon demand.

(e) Upon reasonable prior notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any

Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(f) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of (i) visible or black mold, Mold Conditions (defined below), debris, waste and (ii) Hazardous Materials and in a condition which complies with all Environmental Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project. Tenant’s obligations and liabilities pursuant to this Paragraph 33 shall be in addition to any other surrender requirements in this Lease and shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises, the Building, and/or the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, mold, debris, or waste, including, without limitation, all Environmental Laws, at the expiration or earlier termination of this Lease, then at Landlord’s sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date. For purposes hereof, the term “normal wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, and/or the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Paragraph 36 of this Lease.

(g) Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises or the property in which the Premises is located, damages due to loss or restriction of rentable or usable space, and damages due to any adverse impact on marketing of the space and any and all sums paid for settlement of claims), liabilities and expenses (including, without limitation, attorneys’, consultants’, and experts’ fees) incurred by Landlord during or after the Term and attributable to (i) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant’s Agents, or resulting from the action or inaction of Tenant or Tenant’s Agents, or (ii) Tenant’s breach of any provision of this Paragraph 33. This indemnification includes, without limitation, any and all costs incurred by Landlord due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.

(h) Tenant acknowledges the necessity of adopting and enforcing good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains) for the prevention of mold (such measures, “Mold Prevention Practices”). Tenant will, at its sole cost and expense, endeavor to maintain commercially reasonable Mold Prevention Practices as follows:

(i)    Regularly monitor the Premises for the presence of mold and any conditions that reasonably can be expected to give rise to or be attributed to mold or fungus including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks or any other water collection or penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the “Mold Conditions”); and

(ii)    Promptly notify Landlord in writing if it observes visible or black mold or Mold Conditions in, at, or about the Premises or a surrounding area.

(i) In the event of suspected mold or Mold Conditions in, at, or about the Premises and surrounding areas, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if visible or black mold or Mold Conditions are present in, at, or about the Premises.

(j) Landlord represents and warrants that to its actual knowledge, without duty of investigation, the Premises and the Building do not currently suffer from any violation of any Environmental Laws. Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible for the clean-up, monitoring or remediation of, and shall not be required to indemnify Landlord against any claims, losses, liabilities or expenses resulting from, any Hazardous Materials placed on or about the Premises by parties other than Tenant or Tenant’s agents, advisors, employees, partners, shareholders, directors, and independent contractors.

(k) If (i) Tenant is prevented from using all or part of the Premises as a result of any Hazardous Materials in, on or about the Premises or the Project (whether because of a direct interference with Tenant’s use of the Premises or because, considering the nature and amount of the substances involved, Tenant reasonably determines that the presence of such Hazardous Materials presents a health risk to the occupants of the Premises) (an “Environmental Interruption”), (ii) such Environmental Interruption continues for five (5) consecutive Business Days after Landlord’s receipt of notice thereof from Tenant and (iii) such Environmental Interruption was not caused by the use, storage, treatment, transportation, release or disposal of any Hazardous Materials on or about the Project by Tenant or any Tenant Parties, then the Base Rent and Additional Rent payable under this Lease shall be equitably abated or reduced for such time that Tenant continues to be prevented from using the entirety of the Premises in the proportion that the Rentable Area affected by the Hazardous Materials condition bears to the total Rentable Area of the Premises provided, however, that in the event such interruption is not due to Landlord’s negligence or willful misconduct, then such abatement shall only apply to the extent Landlord collects proceeds under any policy of rental-loss insurance the cost of which has been included in Operating Expenses and the proceeds from which are allocable to the Premises. In addition, if (1) Tenant is prevented from using a material part of the Premises as a result of an Environmental Interruption, (2) such Environmental Interruption continues for one (1) year, and (3) such Environmental Interruption was not caused by the use, storage, treatment, transportation, release or disposal of any Hazardous Materials on or about the Project by Tenant or any Tenant Parties, then Tenant may, as its sole and exclusive remedy, terminate this Lease, by giving written notice to Landlord at any time prior to the date the Environmental Interruption has been remedied.

(l) The provisions of this Paragraph 33 shall survive the expiration or earlier termination of this Lease.

34. NOTICES

All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by certified United States mail, postage prepaid, or by personal delivery, or by nationally recognized overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein, with copies as indicated. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused).

35. WAIVER

The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord or Tenant in regard to any Default by the other party shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord or Tenant of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

36. HOLDING OVER

Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, that in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 33(f), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay caused by Tenant in so surrendering the Premises without the permission or consent of Landlord including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs incurred by Landlord.

37. SUCCESSORS AND ASSIGNS

The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

38. TIME

Time is of the essence of this Lease and each and every term, condition and provision herein.

39. BROKERS

Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Brokers specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.

40. LIMITATION OF LIABILITY

In the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises, Tenant’s remedy in damages (except in the event of fraud or matters covered by Landlord’s insurance) shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest in the Building of the then-current Landlord or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), including, without limitation, any sales, condemnation or insurance proceeds received by Landlord or the “Landlord Parties” in connection with the Project, the Building or the Premises. For purposes of this Lease, “Landlord Parties” shall mean, collectively, Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 40 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this Paragraph shall apply only to Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

41. FINANCIAL STATEMENTS

Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Tenant’s obligations with respect to financial statements shall be limited to Tenant’s financial statements existing as of the time of the request, provided the same are dated no earlier than nine (9) months prior to such request. Landlord acknowledges that Tenant will not have audited financial statements prior to July 1, 2009, and that unaudited financial statements will be acceptable to Landlord until July 1, 2009 provided the same are certified as true and correct by Tenant’s chief financial officer. During any period in which Tenant is a publicly traded company, Tenant’s obligations hereunder shall be satisfied by the financial information disclosed in the publicly available 10K and 10Q reports.

42. RULES AND REGULATIONS

Tenant shall comply with the rules and regulations attached hereto as Exhibit D, along with any reasonable modifications, amendments and supplements thereto, and such reasonable rules and regulations as Landlord may adopt, from time to time, for the orderly and proper operation of the Building and the Project (collectively, the “Rules and Regulations”). The Rules and Regulations may include, but shall not be limited to, the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish. The then-current Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Notwithstanding anything to the contrary contained in this paragraph, if any future modification, amendment or supplement to the Rules or Regulations are in conflict with any term, covenant or condition of this Lease, then this Lease shall prevail. In the event any other tenant or other occupant of the Building or the Project fails to comply with the Rules and Regulations, and such non-compliance unreasonably interferes with Tenant’s use of the Premises, then Landlord shall use commercially reasonable efforts, following a written request from Tenant, to enforce such Rules and Regulations against other tenants of the Building; provided, however, that Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said Rules and Regulations. The Rules and Regulations shall be uniformly applied without discrimination; provided, however, that nothing contained herein shall prevent Landlord from waiving any of the Rules and Regulations for individual tenants in the exercise of its good faith business judgment, any such waiver shall not waive the applicability or enforceability of such rule or regulation as to any other tenant.

43. MORTGAGEE PROTECTION

(a) Modifications for Lender.  If, in connection with obtaining financing for the Project or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided that such modifications do not materially adversely affect Tenant’s rights under this Lease or increase Tenant’s obligations under this Lease.

(b) Rights to Cure.  Tenant shall give to any trust deed or mortgage holder (“Holder”), by a method provided for in Paragraph 34 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional reasonable period within which to cure such default, or if such default cannot be cured without Holder pursuing its remedies against Landlord, then such additional time as may be necessary to commence and complete a foreclosure proceeding, provided Holder commences and thereafter diligently pursues the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

44. PARKING

(a) Provided that Tenant shall not then be in Default under the terms and conditions of this Lease; and provided, further, that Tenant shall comply with and abide by Landlord’s reasonable parking rules and regulations from time to time in effect, Tenant shall have a license to use the Parking Area for the parking of standard-size passenger automobiles, pick-up trucks, vans and SUVs the number of exclusive and designated and non-exclusive and undesignated parking spaces, if any, set forth in the Basic Lease Information in the Parking Areas; provided, however, that Landlord shall not be required to enforce Tenant’s right to use such parking spaces; and provided, further, that the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation or casualty event affecting such Parking Areas. All unreserved parking spaces will be on a first-come, first-served basis in common with other tenants of and visitors to the Project in parking spaces provided by Landlord from time to time in the Project’s Parking Areas. In the event Tenant is granted the use of exclusive and designated parking spaces, as indicated in the Basic Lease Information, then such spaces shall be located in the area(s) designated by Landlord from time to time. Tenant’s license to use the parking spaces provided for herein shall be subject to such commercially reasonable terms, conditions, rules and regulations as Landlord or the operator of the Parking Areas may impose from time to time, but in no event to include the imposition of a parking charge.

(b) Each vehicle shall, at Landlord’s option to be exercised from time to time, bear a permanently affixed and visible identification sticker to be provided by Landlord. Tenant shall not and shall not permit Tenant’s Agents to park any vehicles in locations other than those specifically designated by Landlord as being for Tenant’s use. The license granted hereunder is for self-service parking only and does not include additional rights or services. Neither Landlord nor Landlord’s Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever; and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder, except ratably in the event of a Permitted Transfer or an assignment/sublease approved by Landlord, and, in the event any such attempted assignment is made, it shall be void.

(c) Tenant recognizes and agrees that visitors, clients and/or customers (collectively, the “Visitors”) to the Project and the Premises must park automobiles or other vehicles only in areas designated by Landlord from time to time as being for the use of such Visitors, and Tenant hereby agrees to ask its Visitors to park only in the areas designated by Landlord from time to time for the use of Tenant’s Visitors. Tenant hereby covenants and agrees to use good faith efforts to cause its Visitors to comply with and abide by Landlord’s or Landlord’s parking operator’s rules and regulations governing the use of such Visitors’ parking as may be in existence from time to time.

(d) In the event any tax, surcharge or regulatory fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay such tax, surcharge or regulatory fee as Additional Rent under this Lease, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by the governmental authority).

(e) In the event any tenant or tenants in the Project are granted, in the aggregate, the use of ten (10) or more exclusive and designated parking spaces, then Landlord shall make similar parking rights available to Tenant on a ratable basis, but not to exceed the aggregate number of exclusive and designated parking spaces granted to other tenant(s) of the Project.

(f) Tenant shall have the right to request that Landlord engage, at Tenant’s sole cost and expense, a qualified independent third party parking consultant mutually selected by Landlord and Tenant to analyze the parking usage and requirements at the Project and recommend mitigation measures which may include, without limitation, valet parking services, tandem parking and off-site parking arrangements. In the event Landlord elects to adopt any such measures or recommendations, then Tenant shall, at its sole cost and expense, fully comply with the same.

(g) Tenant agrees to comply with Tenant’s obligations specified in Paragraphs 44(a) through 44(f) above (“Parking Requirements”). In the event Landlord reasonably determines that Tenant and/or Tenant’s agents and invitees are routinely and materially violating the Parking Requirements (each a “Parking Violation”), then Landlord may notify Tenant of such violation(s) (a “Parking Violation Notice”) and the following provisions shall apply:

(i)    With respect to the first (1st) such Parking Violation Notice in any twelve (12) month period, the parties shall meet and attempt to resolve the dispute by a mutually agreed plan and compliance procedure. If the parties are unable to mutually agree on a plan and compliance procedure within ten (10) days after the Parking Violation Notice, then the matter shall be resolved by mediation as set forth herein. Either party may request a mediator promptly after the expiration of the aforesaid ten (10) day period. Any such mediator shall be affiliated with the San Francisco office of JAMS (ADR Services), or other professional mediation service, and the mediation shall be heard and determined within thirty (30) days of the request for a mediator, or as soon thereafter as practicable. The parties shall share the mediator’s fee and filing fees equally. The mediation shall be held in Alameda County, Contra Costa County, or San Francisco County. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof. The mediator shall have the authority to appoint a Parking Monitor or develop a Parking Plan as provided in Paragraph 44(g)(ii) below.

(ii)    With respect to the second (2nd) such Parking Violation Notice in any twelve (12) month period, or in the event of Tenant’s breach of any mutually agreed upon plan and compliance procedure, or in the event of any breach of any mediation agreement as contemplated by Paragraph 44(g)(i) above, Landlord may designate a third party parking monitor reasonably acceptable to Tenant (a “Parking Monitor”) to develop and monitor a comprehensive parking and enforcement plan for Tenant. The Parking Monitor shall be authorized to develop, monitor, and enforce a plan for Tenant’s performance of the Parking Requirements (“Parking Plan”), including the imposition of commercially reasonable penalties for violations, which shall be payable by Tenant as Additional Rent. Tenant shall pay all costs of the Parking Monitor.

(iii)    In the event that (A) Tenant is assessed penalties by the Parking Monitor on ten (10) or more occasions during any twelve (12) month period, or (B) Tenant habitually violates the provisions of any mediation agreement or Parking Plan, then, at Landlord’s option, the same shall constitute a Default without an opportunity to cure.

(h)    Any assertion by Tenant of a default by Landlord under this Paragraph 44 shall be subject to Interim Resolution.

45. ENTIRE AGREEMENT

This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.

46. INTEREST

Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within three (3) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at the rate of ten percent (10%) per annum. Payment of such interest shall not excuse or cure any Default by Tenant. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all reasonable costs and reasonable attorneys’ fees incurred by Landlord in collection of such amounts.

47. GOVERNING LAW; CONSTRUCTION

This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

48. REPRESENTATIONS AND WARRANTIES OF TENANT

Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity, such corporation, partnership, limited liability company or entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of this Lease. Tenant shall re-certify such representations to Landlord periodically, but not more often than one (1) time every calendar year, upon Landlord’s request.

(a) Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the State of California, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

(b) Tenant is not in violation of any Anti-Terrorism Law.

(c) Tenant is not, as of the date hereof:

(i)     conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(ii)    dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(iii)    engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law.

(d) Neither Tenant nor any of its affiliates, officers, directors, shareholders, members or any lease guarantor, as applicable, is a Prohibited Person.

If at any time any of these representations becomes false, then it shall be considered a material Default under this Lease.

As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,” as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

49. REPRESENTATIONS AND WARRANTIES OF LANDLORD

(a) Landlord (and, if Landlord is a corporation, partnership, limited liability company or other legal entity, such corporation, partnership, limited liability company or entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Tenant, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of this Lease. Landlord shall re-certify such representations to Tenant periodically, but not more often than one (1) time every calendar year, upon Tenant’s request.

(b) Landlord is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the State of California, and the persons executing this Lease on behalf of Landlord have the full right and authority to execute this Lease on behalf of Landlord and to bind Landlord without the consent or approval of any other person or entity. Landlord has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Landlord, enforceable in accordance with its terms.

(c) Landlord has the full right, title, and interest necessary to enter into this Lease. Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through Landlord, subject to all of the terms of this Lease.

50. NAME OF BUILDING

In the event Landlord chooses to change the name or address of the Building and/or the Project, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect (provided that, in such event, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs reasonably incurred by Tenant in connection with a change in the address of the Building by Landlord, including, without limitation, the cost of changing its stationery, business cards and website to reflect such changed street address of the Building not to exceed Fifty Cents (50¢) per square foot of the total Rentable Area occupied by Tenant. Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change. In the event any tenant or tenants in the Project are granted naming rights for other buildings in the Project, then in the event Tenant occupies one hundred percent (100%) of the Rentable Area of the Building, Landlord shall make similar naming rights on the Building available to Tenant.

51. SECURITY

(a) Tenant acknowledges and agrees that, while Landlord may in its sole and absolute discretion engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any bodily injury, loss by theft or any other damage suffered or incurred by Tenant or Tenant’s employees, invitees, and visitors in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.

(b) Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

52. JURY TRIAL WAIVER

Tenant hereby waives any right to trial by jury with respect to any action or proceeding (a) brought by Landlord, Tenant or any other party, relating to (i) this Lease and/or any understandings or prior dealings between the parties hereto, or (ii) the Premises, the Building or the Project or any part thereof, or (b) to which Landlord is a party. Tenant hereby agrees that this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631, and Tenant does hereby constitute and appoint Landlord its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Tenant does hereby authorize and empower Landlord, in the name, place and stead of Tenant, to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

53. RECORDATION

Tenant shall not record this Lease (or any portion of this Lease) in any public records. However, Tenant shall be entitled, at its sole cost and expense, to record a short memorandum of this Lease (“Memorandum of Lease”) reasonably acceptable to Landlord, relating to the Building and the 6210 Building, provided that prior to any such recordation of a Memorandum of Lease, Tenant shall deliver to Landlord a quitclaim deed in recordable form, quitclaiming to Landlord all of Tenant’s right, title and interest in and to the Premises. Landlord agrees not to record the quitclaim deed until the expiration or earlier termination of this Lease.

54. RIGHT TO LEASE

Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interest of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Project.

55. FORCE MAJEURE

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance cause by a Force Majeure.

56. ACCEPTANCE

This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

57. RENEWAL OPTION

(a) Exercise of Option. Tenant shall have one (1) option (the “Extension Option”) to renew this Lease as to the entirety of the Premises then leased for a period of either three (3) years or five (5) years (as applicable, the “Extension Term”) commencing on the date following the Expiration Date subject to the terms and conditions contained in this Paragraph 57. The Extension Option is personal to the original Tenant named herein (and any Permitted Transferee) and may not be exercised by any other sublessee or assignee, or by any other successor or assign of Tenant other than a Permitted Transferee. The Extension Option shall be effective only if

Tenant is not in Default under this Lease, nor has any event occurred which with the giving of notice or the passage of time, or both, would constitute a Default hereunder at the time of Tenant’s exercise of the Extension Option. To exercise this Extension Option, Tenant shall give Landlord notice of its exercise of the Extension Option not less than nine (9) months, nor more than twelve (12) months, prior to the date on which the Extension Term will commence, which notice shall designate either a three (3) year or five (5) year extension term (the “Extension Notice”). The notice shall be given as provided in Paragraph 34 above. In the event Tenant validly exercises the Extension Option, the Base Rent payable during the Extension Term shall be an amount equal to ninety-five percent (95%) of the Prevailing Market Rate and this Lease will terminate in its entirety at the end of the Extension Term and Tenant will have no further option to renew or extend the Term of this Lease. Notwithstanding the foregoing, if Tenant timely exercises the Extension Option, Landlord, in Landlord’s sole discretion, may elect to cause the Base Rent payable during the Extension Term to be an amount equal to one hundred percent (100%) of the Prevailing Market Rate, provided that Landlord pay to Tenant, on or prior to the commencement of the Extension Term, the then net present value of the difference between the Base Rent payable during the Extension Term at ninety-five percent (95%) of the Prevailing Market Rate and the Base Rent payable during the Extension Term at one hundred percent (100%) of the Prevailing Market Rate, discounted at the then applicable Prime Rate, plus two percent (2%). Tenant agrees to indemnify, defend and hold Landlord harmless from any claim, loss, liability, and costs and expenses, including attorneys’ fees in conjunction with any claim or claims for any commission or fee by any broker or other party claiming to represent Tenant in connection with the Extension Option.

(b) Procedures for Determining Prevailing Market Rate.

(i)    If Tenant timely exercises the Extension Option, not later than thirty (30) days after Tenant’s Extension Notice, Landlord shall deliver to Tenant a good faith written proposal of the Prevailing Market Rate (for purposes of determining ninety-five percent (95%) of the Prevailing Market Rate) for the Premises for the Extension Term. Within thirty (30) days after receipt of Landlord’s proposal, Tenant shall notify Landlord in writing that (A) Tenant accepts Landlord’s proposal or (B) Tenant rejects Landlord’s proposal. If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, and Tenant further fails to respond within ten (10) days after an additional ten (10) days’ notice from Landlord to Tenant, Landlord’s proposal of Prevailing Market Rate for the Extension Term shall be deemed accepted by Tenant.

(ii)    If Tenant timely rejects Landlord’s proposal, Landlord and Tenant shall first negotiate in good faith in an attempt to agree upon the Prevailing Market Rate for the Extension Term. If Landlord and Tenant are able to agree within thirty (30) days following the earlier of (A) Landlord’s receipt of Tenant’s notice rejecting Landlord’s proposal or (B) the expiration of the thirty (30) day period referred to in subparagraph (a) above (the “Negotiation Period”), such agreement shall constitute a determination of Prevailing Market Rate for purposes of this Paragraph. If Landlord and Tenant are unable to agree upon the Prevailing Market Rate during the Negotiation Period, then within thirty (30) days after expiration of the Negotiation Period, the parties shall meet and concurrently deliver to each other their respective written estimates of the Prevailing Market Rate for the Extension Term, supported by the reasons therefore (respectively, “Landlord’s Determination” and “Tenant’s Determination”). Landlord’s written estimate shall be the same estimate as initially delivered to Tenant pursuant to Paragraph 57(b)(i) above. If either party fails to deliver its Determination in a timely manner, then the Prevailing Market Rate shall be the amount specified by the other party. If the higher of such Determinations is not more than one hundred five percent (105%) of the lower of such Determinations, then the Prevailing Market Rate shall be the average of the two Determinations. If the Prevailing Market Rate is not resolved by exchange of the two (2) respective Determinations, then the Prevailing Market Rate shall be determined as follows, each party being bound to its Determination and such Determinations constituting the only two choices available to the Appraisal Panel (as hereinafter defined).

(iii)    Within thirty (30) days after the parties exchange Landlord’s and Tenant’s Determinations, the parties shall each appoint a neutral and impartial appraiser who shall be certified as an MAI or ASA appraiser and shall have at least ten (10) years’ experience, immediately prior to his or her appointment, as a real estate appraiser of office properties in the City of Pleasanton and County of Contra Costa, including significant experience appraising suburban First-Class Buildings. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or, if there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, if there is no successor organization, the organization and designation most similar). If either Landlord or Tenant fails to appoint an appraiser within said thirty (30) day period, the Prevailing Market Rate for the Extension Term shall be the Determination of the other party who timely appointed an appraiser. Landlord’s and Tenant’s appraisers shall work together in good faith to appoint a neutral or impartial third party appraiser within fifteen (15) days, and notify both Landlord and Tenant of such selection.

(iv)    Within five (5) days following notification of the identity of the third appraiser, Landlord and Tenant shall submit copies of Landlord’s Determination and Tenant’s Determination to the third appraiser. The three (3) appraisers are referred to herein as the “Appraisal Panel.” The three (3) appraisers shall then work together in good faith to decide which of the two (2) Determinations more closely reflects the Prevailing Market Rate of the Premises for the Extension Term. The Determination selected by such appraisers shall be binding upon Landlord and Tenant. If all three (3) appraisers cannot agree upon which of the two Determinations more closely reflects the Prevailing Market Rate within forty-five (45) days, the decision of a majority of the appraisers shall prevail. The Appraisal Panel, if it so elects, may conduct a hearing, at which Landlord and Tenant may each make supplemental oral and/or written presentations, with an opportunity for rebuttal by the other party and for questioning by the members of the Appraisal Panel. Within forty-five (45) days following the appointment of the third appraiser, the Appraisal Panel, by majority vote, shall select either Landlord’s Determination or Tenant’s Determination as the Prevailing Market Rate for the Premises for the Extension Term, and the Appraisal Panel shall have no right to propose a middle ground or to modify either of the two (2) Determinations or the provisions of this Lease. The decision of the Appraisal Panel shall be final and binding upon the parties, and may be enforced in accordance with the provisions of California law. In the event of the failure, refusal or inability of any member of the Appraisal Panel to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced.

(v)    All fees and expenses of the three (3) appraisers and the expenses incidental to the proceedings of the Appraisal Panel (excluding incidental attorneys’ fees and similar expenses incurred by each party) shall be paid by the party whose Determination is not selected by the Appraisal Panel.

(c) Prevailing Market Rate. As used in this Lease, the phrase “Prevailing Market Rate” means the amount that a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would agree upon at arm’s length as Base Rent for the Premises for the Extension Term, as of the commencement of the Extension Term. The Prevailing Market Rate shall be based upon non-sublease, non-encumbered, non-equity lease transactions recently entered into for space in the Building and in comparable First-Class Buildings in the Pleasanton-San Ramon area (“Comparison Leases”) and may include periodic increases. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (i) the length of the Extension Term compared to the lease term of the Comparison Leases; (ii) rental structure, including additional rent, and taking into consideration any “base year” or “expense stops”; (iii) the size of the Premises compared to the size of the premises under the Comparison Leases; (iv) utility, location, floor levels, views and efficiencies of the floor(s) of the Premises compared to the premises under the Comparison Leases; (v) the age and quality of construction of the Building; (vi) the value of existing leasehold improvements; and (vii) the financial condition and credit history of Tenant compared to the tenants under the Comparison Leases. In determining the Prevailing Market Rate, no consideration shall be given to (1) any rental abatement periods, improvement allowances or similar concessions granted to new (i.e., non-renewal) tenants in Comparison Leases unless, and to the extent, also granted to renewal tenants, (2) whether Landlord or the landlords under Comparison Leases are paying real estate brokerage commissions in connection with Tenant’s exercise of the Extension Option or in connection with the Comparison Leases, and (3) moving allowances paid. For purposes of this Paragraph, Comparable Buildings shall include, but not be limited to: Carr America Corporate Center; Hacienda Terrace; Dublin Corporate Center; and Stoneridge Corporate Plaza.

58. EXPANSION OPTION (6210 STONERIDGE)

(a) Subject to the provisions of Paragraph 60 below, Tenant shall have the option (the “6210 Expansion Option”) to lease each and every suite which is outlined on the attached Exhibit H (each suite a “6210 Expansion Premises”) in the building located at the Project with an address of 6210 Stoneridge Mall Road (the “6210 Building”) upon the terms and conditions contained in this Paragraph 58.

(b) To exercise each 6210 Expansion Option, Tenant shall give Landlord written notice of Tenant’s exercise (the “6210 Expansion Notice”), which notice shall be given as provided in Paragraph 34 above. The 6210 Expansion Notice must designate (i) which 6210 Expansion Premises Tenant has elected to lease and (ii) the length of the term for such expansion as selected by Tenant, which shall commence as of the later of (i) November 1, 2010, or (ii) ten (10) Business Days following execution of a lease amendment which specifies the terms of said expansion(s), or, at Landlord’s option, a separate lease agreement consistent with the relevant terms of this Lease (as applicable, a “6210 Expansion Amendment”) and continue for a period of not less than sixty (60) months nor more than one hundred twenty (120) months (the “6210

Expansion Term”). Any portion of the 6210 Building added subsequent to the initial exercise of a 6210 Expansion Option, whether pursuant to the terms of this Paragraph 58 or pursuant to Paragraph 60 below shall expire and be coterminous with the 6210 Expansion Term selected by Tenant in connection with such initial exercise.

(c) In the event Tenant validly exercises the 6210 Expansion Option, the Base Rent for the 6210 Expansion Premises shall commence on the date which is ninety (90) days following Landlord’s delivery of possession of the 6210 Expansion Premises and shall be (i) with respect to any exercise by Tenant prior to October 31, 2010, an amount calculated at a monthly Base Rent rate of Two and 50/100 Dollars ($2.50) per square foot of Rentable Area with a cumulative annual increase of three percent (3%), and (ii) with respect to any exercise by Tenant subsequent to October 31, 2010, ninety-five percent (95%) of the Prevailing Market Rate (as determined pursuant to the procedures set forth in Paragraph 57(b) above, but in no event less than Two and 50/100 Dollars ($2.50) per square foot of Rentable Area). Notwithstanding the foregoing provisions of the immediately preceding clause (ii), in the event Base Rent is calculated at ninety-five percent (95%) of the Prevailing Market Rate, Landlord, in Landlord’s sole discretion, may elect to cause such Base Rent rate to be an amount equal to one hundred percent (100%) of the Prevailing Market Rate subject to Landlord’s payment to Tenant, on or prior to the commencement of the payment of such Rent, the then net present value of the difference between (A) the rental payable during the term for such 6210 Expansion Premises at ninety-five percent (95%) of the Prevailing Market Rate and (B) the rental payable during the term for such 6210 Expansion Premises at one hundred percent (100%) of the Prevailing Market Rate, discounted at the then applicable Prime Rate, plus two percent (2%). The Base Year respecting the 6210 Expansion Premises shall be 2011. Landlord will pay Tenant a Tenant Improvement Allowance equal to Twenty-Five Dollars ($25) per square foot of Rentable Area for the 6210 Expansion Premises (reduced on a ratable basis to the extent the 6210 Expansion Term is less than sixty (60) full months). In the event Tenant validly exercises the 6210 Expansion Option, then the parties shall promptly enter into a 6210 Expansion Amendment setting forth the terms and conditions upon which Tenant shall lease the 6210 Expansion Premises. Unless otherwise agreed in writing by the parties, any lease of the 6210 Expansion Premises by Tenant shall be in its then “as is” condition, but shall be delivered broom clean and free from debris and otherwise subject to the provisions of Paragraph 10(c).

(d) At Tenant’s request, and upon at least five (5) days’ prior notice, Tenant (and Tenant’s agents and contractors) may periodically tour and inspect the suites contained within the 6210 Building. In connection with such inspections, Landlord shall provide Tenant with copies of any as-built drawings or plans and specifications in Landlord’s possession which pertain to the toured premises and the 6210 Building.

(e) The rights of Tenant under this Paragraph 58 are personal to the original Tenant named herein (and any Permitted Transferee), and may not be exercised by any other sublessee or assignee, or by any other successor or assign of Tenant, except a Permitted Transferee. Tenant’s rights under this Paragraph 58 shall be effective only if (i) Tenant has not assigned this lease (other than to a Permitted Transferee), or Tenant has not sublet all or any portion of the Premises for substantially the remainder of the Term (other than to a Permitted Transferee), and (ii) Tenant (or a Permitted Transferee) is occupying at least two (2) full floors of the building and Tenant is not in Default under this Lease at the time of Landlord’s receipt of the 6210 Expansion Notice.

59. EXPANSION OPTION (6230 STONERIDGE)

(a) Tenant shall have the option (the “6230 Expansion Option”) to lease all or any portion of the Building upon the terms and conditions contained in this Paragraph 59. The 6230 Expansion Option may be exercised by Tenant pursuant to separate notices with respect to separate portions of the Building.

(b) To exercise the 6230 Expansion Option, Tenant shall give Landlord written notice of Tenant’s exercise on or prior to December 31, 2010 (the “6230 Expansion Notice”), which notice shall be given as provided in Paragraph 34 above. The 6230 Expansion Notice must designate whether Tenant has elected to lease all or a portion of the 6230 Building, provided that any exercise as to a portion of the 6230 Building will be limited to tenant suites that are separately demised as of the date of the 6230 Expansion Notice and such notice will designate which such suites are the subject of such exercise (as applicable, the “6230 Expansion Premises”).

(c) In the event Tenant validly exercises a 6230 Expansion Option, all terms and conditions of the Lease shall be applicable to the 6230 Expansion Premises, including the rate of Base Rent, subject to the following:

(i)    Landlord will pay Tenant a Tenant Improvement Allowance equal to Thirty Dollars ($30.00) per square foot for the 6230 Expansion Premises (reduced on a ratable basis to the extent the Terms for each 6230 Expansion Premises is less than sixty (60) full months).

(ii)    The 6230 Expansion Premises shall be delivered on the later of (i) the Commencement Date respecting the Phase II Premises, or (ii) ten (10) Business Days following execution of a 6230 Expansion Agreement which specifies the terms and conditions of said expansion, in broom clean condition and free from debris, but otherwise in its then “as is” condition subject to the provisions of Paragraph 10(c).

(iii)    Rent for the 6230 Expansion Premises will commence ninety (90) days after the commencement of the Term for each of the 6230 Expansion Premises.

(d) Commencing January 1, 2010, Landlord shall notify Tenant if Landlord receives an offer to lease any office space in the Building prior to December 31, 2010 that Landlord is willing to accept (each such space, a “6230 Additional Space”). Tenant shall have a one time right, exercisable by written notice to Landlord within three (3) Business Days after receipt of Landlord’s notice, to lease the applicable 6230 Additional Space upon the same terms and conditions as set forth in this Lease (e.g., the Base Rent payable by Tenant for the 6230 Additional Space shall be an amount calculated by the Monthly Base Rate payable for the Premises during the applicable period and the term shall expire on the Expiration Date). Rent for the 6230 Additional Space shall commence to be due and payable on the date which is ninety (90) days following the date Landlord delivers the 6230 Additional Space to Tenant free of other tenants and occupants and the provisions of Paragraph 59(c) above shall apply. Should Tenant decline or fail to lease any such 6230 Additional Space in accordance with the terms of this Paragraph 59(d), then the 6230 Expansion Option shall be no longer valid with respect to such 6230 Additional Space and Landlord shall be free to lease such 6230 Additional Space to any third party.

(e) Promptly after Tenant exercises the 6230 Expansion Option, the parties shall enter into a supplement to this Lease incorporating the 6230 Expansion Premises or the 6230 Additional Space, as applicable, as part of the Premises (a “6230 Expansion Agreement”). Any lease of the 6230 Additional Space by Tenant shall be delivered broom clean and free from debris, but otherwise in its then “as is” condition subject to the provisions of Paragraph 10(c).

(f) The rights of Tenant under this Paragraph 59 are personal to the original Tenant named herein and any Permitted Transferee and may not be exercised by any other sublessee or assignee, or by any other successor or assign of Tenant other than a Permitted Transferee. Tenant’s rights under this Paragraph 59 shall be effective only if (i) Tenant has not assigned this lease (other than to a Permitted Transferee), or Tenant has not sublet all or any portion of the Premises for substantially the remainder of the Term (other than to a Permitted Transferee), and (ii) Tenant (or a Permitted Transferee) is occupying at least two (2) full floors of the Building and Tenant is not in Default under this Lease at the time of Landlord’s receipt of the 6230 Expansion Notice.

60. RIGHT OF FIRST OFFER (6210 STONERIDGE)

(a) In the event Tenant has failed to exercise a 6210 Expansion Option (either at all or as to the entirety of the 6210 Building) on or prior to October 31, 2009, in accordance with Paragraph 58 above, then Landlord shall notify Tenant if Landlord receives an offer from any third party to lease any office space in the 6210 Building (as applicable the “6210 Additional Space”) that Landlord is willing to accept. Tenant shall have a one time right (“6210 Right of First Offer”), exercisable by written notice to Landlord within three (3) Business Days after receipt of Landlord’s notice, to lease the 6210 Additional Space on the following terms (the “6210 Expansion Terms”):

(i)    The Base Rent payable by Tenant for the 6210 Additional Space shall be (i) with respect to any exercise by Tenant prior to October 31, 2010, an amount calculated at a monthly Base Rent rate of Two Dollars and Fifty Cents ($2.50) per square foot of Rentable Area with cumulative annual increases of three percent (3%), and (ii) with respect to any exercise by Tenant subsequent to October 31, 2010, ninety-five percent (95%) of the Prevailing Market Rate (as determined pursuant to procedures set forth in Paragraph 57(b) above, but in no event less than Two Dollars and Fifty Cents ($2.50) per square foot of Rentable Area). Notwithstanding the foregoing provisions of the immediately preceding clause (ii), in the event Base Rent is calculated at ninety-five percent (95%) of the Prevailing Market Rate, Landlord, in Landlord’s sole discretion, may elect to cause such Base Rent rate to be an amount equal to one hundred percent (100%) of the Prevailing Market Rate subject to Landlord’s payment to Tenant, on or prior to the commencement of such rent, the then net present value of the difference between (A) the rental payable during the term for such 6210 Additional Space at ninety-five percent (95%) of the Prevailing Market Rate and (B) the rental payable during the term for such 6210 Additional Space at one hundred percent (100%) of the Prevailing Market Rate, discounted at the then applicable Prime Rate, plus two percent (2%).

(ii)    Landlord will pay Tenant a Tenant Improvement Allowance equal to Twenty-Five Dollars ($25.00) per square foot of Rentable Area for any 6210 Additional Space (reduced on a ratable basis to the extent the Term applicable to such 6210 Additional Space is less than sixty (60) full months).

(iii)    Rent in respect of each 6210 Additional Space shall commence and be due and payable on the date which is ninety (90) days following the date Landlord delivers the 6210 Additional Space to Tenant free of other tenants and occupants.

(iv)    The Base Year for the 6210 Additional Space shall be (i) with respect to any exercise by Tenant prior to June 30, 2011, the calendar year 2011, and (ii) with respect to any exercise by Tenant subsequent to June 30, 2011, the calendar year of such exercise; provided, however in the event of any exercise after June 30th of any calendar year, then the Base Year shall be the calendar year immediately following such exercise.

(v)    If Tenant has exercised the 6210 Expansion Option then the length of the term for such 6210 Additional Space shall expire and be coterminous with the 6210 Expansion Term. If Tenant has not exercised the 6210 Expansion Option then the length of the term shall be as selected by Tenant, not to be less than sixty (60) months nor more than one hundred twenty (120) months.

(b) Promptly after Tenant exercises the 6210 Right of First Offer, the parties shall enter into a supplement to this Lease (or at Landlord’s option a separate lease consistent with the applicable terms of this Lease) setting forth the terms and conditions upon which Tenant leases each 6210 Additional Space. Unless otherwise agreed in writing by the parties, any lease of the 6210 Additional Space by Tenant shall be in its then “as is” condition, but shall be delivered by Landlord broom clean and free from debris and subject to the provisions of Paragraph 10(c). Should Tenant decline or fail to exercise its right with respect to any 6210 Additional Space in writing within three (3) Business Days of receipt of Landlord’s notice, then Landlord shall thereafter be free to lease such space to any third party on any terms and conditions acceptable to Landlord.

(c) The rights of Tenant under this Paragraph 60 are personal to the original Tenant named herein and may not be exercised by any sublessee or assignee, or by any other successor or assign of Tenant, Tenant’s rights under this Paragraph 60 shall be effective only if (i) Tenant has not assigned this lease (other than to a Permitted Transferee), or Tenant has not sublet all or any portion of the Premises for substantially the remainder of the Term (other than to a Permitted Transferee), and (ii) Tenant (or a Permitted Transferee) is occupying at least two (2) full floors of the Building and Tenant is not in Default under this Lease at the time of Landlord’s receipt of the 6210 Expansion Notice.

61. OPTION TO TERMINATE

Tenant shall have a one-time right (the “Early Termination Right”) to cancel the Lease for the entire Premises to be effective as of June 30, 2010 (the “Cancellation Date”), by giving an Early Termination Notice as set out below.

(a) In order to effectively exercise the Early Termination Right, Tenant shall notify Landlord in writing (the “Early Termination Notice”) of its election no later than July 31, 2009 and shall pay Landlord an amount equal to (i) all Tenant Improvement Allowances (as defined in

Exhibit B) (ii) all brokerage commissions paid or payable by Landlord in connection with the leasing transactions contemplated in this Lease, and (iii) any amounts paid or reimbursed by Landlord in connection with the construction of the Sports Court as contemplated by Paragraph 2(f) above, with interest on such amounts (utilizing the then applicable Prime Rate, plus two percent (2%)) from the date dates of Landlord’s payment of such amounts references in clauses (i), (ii) and (iii) above through the Cancellation Date. Such payment shall be due, in full, upon the date the Early Termination Notice is delivered to Landlord, and such payment shall be a condition to the effectiveness of such Early Termination Notice.

(b) An Early Termination Notice from Tenant to Landlord shall contain a warranty and representation that: (i) neither Tenant nor any Tenant Affiliate has entered into a lease or leases of office space in Alameda County or Contra Costa County (“Competitive Leases”) within the twenty-four (24) months immediately preceding the giving of such Early Termination Notice, and (ii) Tenant no longer needs the Premises for its business operations. Notwithstanding the previous sentence, in the event of a merger, reorganization, or acquisition (collectively, “Merger”) by or of Tenant which results in Tenant (or an Affiliate of Tenant) acquiring or assuming tenant interests in office leases in Alameda County or Contra Costa County, such leases shall not be included within the definition of Competitive Leases as provided in clause (i) above, provided that such Merger is effected in good faith and not for the purpose of circumventing the restrictions contained in this Paragraph 61(b). Such representation shall survive the expiration or earlier termination of this Lease.

(c) Concurrent with Tenant’s delivery of the Early Termination Notice, Tenant shall have the right to offer (a “Tenant Leaseback Offer”) to lease a portion of the Premises as designated by Tenant, provided that any such designated portion of the Premises (as so designated, the “Reduced Premises”) shall be limited to (i) tenant suites that are contiguous and separately demised as of the date of the Early Termination Notice, or (ii) portions of the Premises which may be demised by Tenant (at Tenant’s sole cost and expense) and which, in either case, results in spaces (i.e., both the Reduced Space as well as the remaining space) which are substantially regular in shape, permit safe and otherwise appropriate means of ingress and egress, and fully comply with all applicable governmental safety and other codes. Landlord shall have the right, exercisable by written notice to Tenant within ten (10) Business Days after receipt of Tenant’s Early Termination Notice together with the Tenant Leaseback Offer to accept the Tenant Leaseback Offer and lease the Reduced Premises effective as of the Cancellation Date and otherwise on the terms and conditions set forth in this Lease; provided, however, that the terms of Paragraphs 18(b), 18(c), 18(d), and Paragraphs 57 through 61 shall not apply to any such tenancy and shall be of no further force and effect and Landlord shall not pay a Tenant Improvement Allowance with respect to the Reduced Premises (nor shall Tenant reimburse Landlord for any portion of the Tenant improvement Allowance applicable to the Reduced Premises). Following delivery by Tenant of a Early Termination Notice, in the event (i) it is determined that Tenant has breached any of the warranties or representations as set forth in Paragraph 61(b) above, (ii) Tenant does not deliver a Tenant Leaseback Offer and Tenant and/or any Tenant Affiliate enters into a lease for office space in Alameda or Contra Costa County within the twenty-four (24) months following the delivery of the Early Termination Notice, or (iii) Tenant does deliver a Tenant Leaseback Offer which offer is not accepted by Landlord, and Tenant and/or any Tenant Affiliate enters into a lease or leases for office space in Alameda or Contra Costa County within the twenty-four (24) months following the delivery of the Early

Termination Notice which lease or leases cover square footage in excess of that which was identified in the Tenant Leaseback Offer that was not accepted by Landlord, then, in any such case, Tenant agrees to pay to Landlord an amount equal to the Base Rent that would otherwise have become due and payable under the terms of this Lease for the eight (8) month period immediately following the Cancellation Date. Tenant’s obligations herein shall survive the expiration or earlier termination of this Lease.

(d) The rights of Tenant under this Paragraph 61 are personal to the original Tenant named herein (and any Permitted Transferee) and may not be exercised by any sublessee or assignee, or by any other successor or assign of Tenant, except a Permitted Transferee. Tenant’s rights under this Paragraph 61 shall be effective only if Tenant is not in Default under this Lease, nor has any event occurred which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, either at the time of the delivery of the Early Termination Notice or as of the Cancellation Date.

62. CONSENTS

Whenever the consent or approval of a party is required under this Lease, unless expressly otherwise provided in this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed.

63. DEFINITION OF PRIME RATE

The “prime rate” as published in the Wall Street Journal as of the payment due date, but not in excess of the maximum rate permitted by law.

64. BUSINESS DAYS

Business Days shall mean Mondays through Fridays excluding the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, the Friday following Thanksgiving Day, and Christmas. If any of the foregoing holidays falls on a Saturday, then the Friday before shall constitute the holiday and if any of the foregoing holidays falls on a Sunday, then the Monday following shall constitute the holiday.

65. CONDITIONS PRECEDENT

The effectiveness of this Lease is expressly contingent upon the prior or concurrent (i) full execution and delivery to Tenant of the E-Loan Sub-Sublease and the full execution and delivery by Landlord and Charles Schwab & Co., Inc., E-Loan, Inc., and Tenant of a consent to the E-Loan Sub-Sublease, and (ii) cancellation by Charles Schwab & Co., Inc. of that certain Building Lease dated March 16, 2000, for the entire Building, effective as of June 30, 2010 (collectively, the “Conditions Precedent”). In the event that the above Conditions Precedent are not achieved prior to November 15, 2008, the Premises shall include only the Phase I Premises, the Term of this Lease shall expire June 30, 2010, and the following provisions shall then apply:

(a) All provisions of the Lease relating to portions of the Premises except the Phase I Premises are cancelled and rendered null and void;

(b) The provisions of Paragraphs 2(f), 2(g), 18 (except 18(a)), 57, 58, 59, 60 and 61 are cancelled and rendered null and void;

(c) Tenant shall not be paid a Tenant Improvement Allowance;

(d) At Tenant’s option, Tenant may elect to either (i) construct Tenant’s Initial Alterations, in which event Tenant shall complete same in accordance with Paragraph 12 and Exhibit B, and all such Initial Alterations shall be surrendered with and remain in the Phase I Premises, or (ii) construct other Alterations as approved by Landlord, in accordance with the provisions of Paragraph 12.

66. INTERIM RESOLUTION

(a) As used in this Lease, the term “Interim Resolution” refers to the expedited dispute resolution procedure set forth in this Paragraph 66. The Interim Resolution procedure is applicable in those matters specifically identified in this Lease as well as to disputes related to the following provisions of this Lease: Paragraphs 2(f), 2(g), 5(a), 5(c), 5(d), 5(e), 5(j), 9(a), 18, 21, 22, 23(b), 23(c), 23(e), 23(f), 42, 50, 58, 59, 60 and 61.

(b) Landlord or Tenant may initiate an Interim Resolution by making written demand therefor upon the other party and delivering a copy of such demand to the San Francisco office of JAMS. The written demand shall describe with reasonable particularity the matter(s) in dispute and the relief sought by the party initiating the Interim Resolution.

(c) JAMS shall select a single neutral arbitrator (“Arbitrator”) meeting the qualifications stated below, and shall administer the Interim Resolution in accordance with the AAA’s Commercial Arbitration Rules (as then in effect), except insofar as such Commercial Arbitration Rules conflict with the express provisions of this Paragraph 0. The Arbitrator shall be a retired Superior Court judge with a minimum of ten (10) years experience on the bench or a licensed California attorney with a minimum of fifteen (15) years experience handling the negotiation and/or enforcement of commercial real estate matters.

(d) The Arbitrator shall conduct an initial hearing within fifteen (15) days after his or her selection and shall endeavor to conclude all further hearings needed to reach his or her decision within forty-five (45) days after such appointment. All hearings shall be held in San Francisco, California, unless the parties mutually agree on another venue. The hearings shall be reported by a certified shorthand court reporter, and written transcripts shall be made available to the parties on either party’s request.

(e) Within sixty (60) days after his or her appointment, the Arbitrator shall prepare and provide to the parties a written decision on all matters which are the subject of the Interim Resolution (the “Interim Resolution Decision”). The Interim Resolution Decision shall include the factual findings and legal conclusions which form the basis therefor. The Interim Resolution Decision shall be binding on Landlord and the parties.

(f) The Arbitrator shall have the power to grant such legal and equitable remedies and award such damages as may be granted or awarded by a judge of the Superior Court of the State of California; provided, however, that the Arbitrator shall not be empowered to terminate the Lease or release Tenant from all further obligations hereunder.

(g) The Interim Resolution Decision shall be effective immediately and bind the parties.

(h) In no event shall any demand for Interim Resolution be made after the date that the institution of legal proceedings based on the underlying claim, dispute or other matter would be barred by the applicable statute of limitations. Except as otherwise expressly provided in this Paragraph 66, all disputes between Landlord and Tenant arising out of this Lease shall be resolved through litigation.

67. GLOBAL TERMINATION RIGHT

Notwithstanding anything to the contrary contained in this Lease, in the event Tenant has a right to terminate as to the entirety of this Lease, then such termination right shall extend to all of the Premises, including any portion of the Premises for which the Term has not commenced.

68. COUNTERPARTS

The parties may execute this Lease in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Lease in the presence of the other parties to this Lease. This Lease is effective upon delivery of one executed counterpart from each party to the other parties. In proving this Lease, a party must produce or account only for the executed counterpart of the party to be charged. Any party delivering an executed counterpart of this Lease by facsimile shall also deliver a manually executed counterpart of this Lease, but the failure to do so does not affect the validity, enforceability, or binding effect of this Lease.

Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

LANDLORD:	6200 Stoneridge Mall Road Investors, LLC, a Delaware limited liability company

	By:	TPF Equity REIT Operating Partnership LP, its sole member

		By:	TPF Equity REIT Operating Partnership GP LLC, its general partner

			By:	/s/ Timothy J. Cahill
			Name:	Timothy J. Cahill
			Title:	Executive Director Asset Management

TENANT:	Workday, Inc. a Nevada corporation

	By:	/s/ Stephen Hill
Stephen Hill, Chief Financial Officer

EXHIBIT A

DIAGRAM OF THE

PHASE I PREMISES AND PHASE II PREMISES

[SEE FOLLOWING 3 PAGES]

EXHIBIT A-1

POTENTIAL SPORTS COURT AND

OUTDOOR EATING AREAS

[SEE FOLLOWING PAGE]

A-1-1

EXHIBIT A-1

EMBARCADERO
COURT
STONERIDGE MALL ROAD
Sports Court Area
Outdoor Eating Area
INTERSTATE 680

A-1-2

EXHIBIT B

TENANT IMPROVEMENTS WORK LETTER

This Tenant Improvements Work Letter (“Tenant Work Letter”) is attached as Exhibit B to and made a part of the Lease Agreement (the “Lease”) by and between 6200 STONERIDGE MALL ROAD INVESTORS LLC, a Delaware limited liability company (“Landlord”) and WORKDAY, INC., a Nevada corporation (“Tenant”) for space in the Project commonly known as Pleasanton Corporate Commons and located at 6200 – 6230 Stoneridge Mall Road, Pleasanton, California 94588.

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Phase I Premises, the Phase II Premises, as well as any 6210 Expansion Premises leased by Tenant pursuant to Paragraph 58 of this Lease, 6230 Expansion Premises leased by Tenant pursuant to Paragraph 59 of this Lease, and/or any 6210 Additional Space leased by Tenant pursuant to Paragraph 60 of this Lease. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction in sequence, as such issues will arise during the construction. All references in this Tenant Work Letter to Paragraphs of “this Lease” shall mean the relevant portions of the Lease, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 4 of this Tenant Work Letter. All references herein to the “Premises,” shall mean either the Phase I Premises, the Phase II Premises, the 6210 Expansion Premises, the 6230 Expansion Premises, or the 6210 Additional Space, as applicable.

1.	TENANT IMPROVEMENTS

1.1.        Tenant Improvement Allowance.  Tenant shall be entitled to tenant improvement allowances (each a “Tenant Improvement Allowance”) for various portions of the Premises in accordance with the table set forth below for the costs relating to the design (including consultant and project management fees), permitting, and construction of Tenant’s improvements which are affixed to the portion of the Premises for which the Tenant Improvement Allowance pertains (as applicable, the “Tenant Improvements”), including the “Tenant Improvement Allowance Items,” as that term is defined in Section 1.2(a) below, and “FF&E” as defined, and subject to the limitation specified below, in this Section 1.1. Except as provided in Sections 1.2( d) and 1.2(f), and in no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter for any portion of the Premises in a total amount which exceeds the Tenant Improvement Allowance for such portion of the Premises.

Portion of Premises	Tenant Improvement Allowance

Phase I Premises

Thirty Dollars ($30.00) per square foot of Rentable Area, of which Ten Dollars ($10.00) per square foot of Rentable Area may be used for Tenant’s furniture, furnishings, fixtures, and equipment installed by Tenant, including, but without limitation, art, indoor and outdoor furniture, plants, and Sports Court equipment (collectively, “FF&E”).

Phase II Premises	Thirty Dollars ($30.00) per square foot of Rentable Area, of which Ten Dollars ($10.00) per square foot of Rentable Area may be used for FF&E.

6210 Expansion Premises (if any)	Twenty-Five Dollars ($25.00) per square foot of Rentable Area, of which Ten Dollars ($10.00) per square foot of Rentable Area may be used for FF&E.

(i) 6230 Additional Space (if any)

(ii)        An amount equal to ($30.00) per square foot of Rentable Area, multiplied by a fraction, the numerator of which is the number of days remaining in the initial Term following Landlord’s delivery of the 6230 Additional Space and the denominator of which is the number of days in the Term respecting the Phase II Premises (i.e., 60 months), of which one-third (1/3) of such amount may be used for FF &E.

6210 Additional Space (if any)	Twenty-Five Dollars ($25.00) per square foot of Rentable Area, of which up to Ten Dollars ($10.00) per square foot of Rentable Area may be used for FF&E.

1.2.        Disbursement of the Tenant Improvement Allowance.

(a)         Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”) and, except as otherwise specifically and expressly provided in this Tenant Work Letter, Landlord shall not deduct any other expenses from the Tenant Improvement Allowance. The Tenant Improvement Allowance Items shall consist of:

(i)         Payment of all fees and costs of the “Architect” and the “Engineers,” as those terms are defined in Section 1.2(b)(i) of this Tenant Work Letter, all fees and costs paid to Tenant’s consultants in connection with the design, construction, and move into the Premises and all related design and construction fees and costs, including the fees and costs of Tenant’ s interior designers, sign consultants, IT consultants, as well as all project management consultants;

(ii)        The payment of plan check, permit, approvals and license fees relating to obtaining governmental approvals for construction of any Tenant Improvements;

(iii)        The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, trash removal costs, after hours utility usage, bond premium costs, construction-related insurance costs, and contractors’ fees and general conditions;

(iv)        The cost of any changes in the base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis) or to comply with Laws, such cost to include all architectural and/or engineering fees and expenses incurred in connection therewith;

(v)        The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes;

(vi)        The amount of any reimbursable costs and expenses payable to Landlord as set forth in Section 4.3 of this Tenant Work Letter;

(vii)        Any applicable sales and use taxes;

(viii)       Moving and relocation fees and expenses;

(ix)        All of the above fees and costs related to Tenant’s construction of the Sports Court, the Outdoor Seating Area, the first floor lobby, and the installation of Tenant’s security systems and signs;

(x)        All of the above fees and costs related to Tenant’s installation of telecommunication and utility service, cabling, fiber optics, and similar telecommunication lines and distribution equipment in the Project, including telephone and mechanical closets and server systems; and

(xi)        All reasonable attorneys’ fees and costs in connection with the negotiating and drafting of the Approved Construction Contract.

(b)        Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

(i)        Monthly Disbursements. No more frequently than one (1) time each month (a “Submittal Date”) during the period from the date hereof through the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (A) a request for payment of the “Contractor,” as that term is defined in Section 3.1 of this Tenant Work Letter, and/or to the “Architect” and/or to the “Engineers,” as such terms are defined in Section 2.1 below, and/or to Tenant’s various consultants or other persons or entities entitled to payment (or reimbursement to Tenant if Tenant has already paid the Contractor or other person or entity entitled to payment), approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed; (B) invoices from all of Tenant’s Agents (hereinafter defined) for labor rendered and materials delivered to the Premises for the applicable payment period; (C) executed conditional mechanic’s lien releases from all of Tenant’s Agents which shall substantially comply with the appropriate provisions of California Civil Code Section 3262( d) or unconditional releases if appropriate; provided, however, that with respect to fees and expenses of the Architect, Engineers, or construction or project managers or other similar consultants, and/or any other pre-construction items for which the payment scheme set forth in items (A) through (C) above of this Tenant Work Letter, is not applicable (collectively, the “Non-Construction Allowance Items”), Tenant shall only be required to deliver to Landlord on or before the applicable Submittal Date, reasonable evidence of incurring the cost for the applicable Non-Construction Allowance Items (unless Landlord has received a preliminary notice in connection with such costs in which event conditional lien releases must be submitted in connection with such costs); and (D) all other information reasonably requested in good faith by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request vis-à-vis Landlord. Within twenty (20) days following the Submittal Date, and assuming Landlord receives all of the information described in items (A) through (D) above, Landlord shall deliver a check to Tenant, or if Tenant elects, to the Contractor, subcontractor, architect, engineer or consultant designated by Tenant and/or a separate check to Tenant where Tenant has provided evidence reasonably satisfactory to Landlord that Tenant has paid such Contractor (or other supplier of services or goods) accompanied when appropriate by unconditional lien releases, or any other provider of goods and services designated by Tenant to Landlord, and Tenant in payment of the lesser of: (1) the amounts so requested by Tenant, as set forth above in this Section 1.2(b )(i), less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”); provided, however, that no such retention shall be duplicative of the retention Tenant would otherwise withhold (but will not withhold) pursuant to its agreement with such Contractor and no such deduction shall be applicable to amounts due to Tenant’s consultants, the Architect, or the Engineer or for Non-Construction Allowance Items, including FF&E, or other Tenant Improvement Allowance Items in connection with the payment of suppliers for materials delivered to the Premises and subcontractors for completing performance of their work substantially in advance of the completion of the Tenant Improvements pursuant to the Approved Construction Drawings, and (2) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention). In the event that Landlord or Tenant identifies any material non-compliance with the Approved Construction Drawings, or substandard work, Landlord or Tenant as appropriate shall be provided a detailed statement identifying such material non-compliance or substandard work by the party claiming the same, and if the work is clearly substandard, Tenant shall cause such work to be corrected so that such work is no longer substandard. Such procedure shall also be applicable in connection with the payment of the Final Retention. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. If Tenant receives a check payable to anyone other than solely to Tenant, Tenant may return such check to Landlord and receive a replacement check made payable only to Tenant within twenty (20) days, if Tenant provides the releases and evidence to the extent required above to receive a check payable solely to Tenant.

(ii)        Final Retention.  A check for the Final Retention payable jointly to Tenant and Contractor (or payable solely to Tenant if Contractor is no longer owed any money by Tenant for work performed in the Premises) shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (A) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (B) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, and (C) Tenant fulfills its obligations pursuant to Section 3.3 of this Tenant Work Letter.

(iii)       Other Terms.  Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items or are otherwise expressly permitted hereunder.

(c) Standard Tenant Improvement Package. Landlord has established specifications for the Building standard components to be used in the construction of the Tenant Improvements in the Premises, including, without limitation, the Tenant Space Plan Requirements for LEED-EB (the “Specifications”), which Specifications have been or shall be supplied to Tenant. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that the Tenant Improvements shall comply with the Specifications as designated by Landlord.

(d) Phase II Premises. If and to the extent that Tenant advances some or all of the Security Deposit to Landlord with respect to the Phase II Premises prior to the Phase II Premises Term Commencement Date, Tenant may receive monthly disbursements of the Tenant Improvement Allowance for the Phase II Premises prior to the Phase II Premises Term Commencement Date. Tenant shall be entitled to said disbursements in amounts equal to the amount of the Phase II Security Deposit advanced by Tenant.

(e) Aggregation of Tenant Improvement Allowance. Notwithstanding anything to the contrary contained in this Tenant Work Letter or the Lease, any portion of a Tenant Improvement Allowance for a particular Premises in the Building and the 6210 Building which is not fully disbursed to Tenant may, at Tenant’s option, be applied and disbursed to Tenant from the Tenant Improvement Allowance for another Premises, but in no event shall the aggregate total of the Tenant Improvement Allowance for all the Premises exceed the aggregate total of the Tenant Improvement Allowances payable to Tenant as specified in Section 1.1 of this Tenant Work Letter.

(f) Unused Allowance. Upon the completion of the Tenant Improvements with respect to a portion of the Premises, as applicable, Tenant shall have the right, exercisable by written notice to Landlord following the twenty-fourth (24th) month of the commencement of the Term relative to such portion of the Premises, to elect to use any unused amount of the Tenant Improvement Allowance applicable to such portion of the Premises to offset Base Rent, Additional Rent, and other sums next becoming due under this Lease, not to exceed two (2) months’ Base Rent, Additional Rent, and other charges then applicable to such portion of the Premises.

2.	CONSTRUCTION DRAWINGS

2.1.        Selection of Architect/Construction Drawings.  Tenant shall retain an architect/space planner/interior designer approved by Landlord, which approval shall not be unreasonably withheld or delayed (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 2. Landlord hereby approves Form 4 Architects as Tenant’s architect. Tenant shall retain the engineering consultants approved by Landlord (the “Engineers”), which approval shall not be unreasonably withheld or delayed, to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HV AC, lifesafety, and sprinkler work in the Premises as part of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply at a minimum with Landlord’s Specifications and shall be in a drawing format reasonably acceptable to Landlord. Landlord’s review of the Construction Drawings as set forth in this Section 2, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith, except to the extent that Landlord has specifically requested a modification to the Construction Drawings as a condition to Landlord’s approval of the Construction Drawings, and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. Each time Landlord is granted the right to review, consent or approve the Construction Drawings or any component thereof (collectively, “Consent”), such Consent shall not be unreasonably withheld, conditioned or delayed.

2.2.        Final Space Plan.  Tenant and the Architect shall prepare the final space plan for the Tenant Improvements (the “Final Space Plan”), and shall deliver the Final Space Plan to Landlord for Landlord’s approval. The Final Space Plan shall show all corridors, internal and external offices and partitions, and exiting. Landlord shall, within five (5) Business Days after Landlord’s receipt of the Final Space Plan (i) approve the Final Space Plan, (ii) approve the Final Space Plan subject to specified conditions to be complied with when the Final Working Drawings are submitted by Tenant to Landlord, or (iii) reasonably disapprove the Final Space Plan. If Landlord disapproves the Final Space Plan, Tenant may resubmit the Final Space Plan to Landlord at any time, and Landlord shall approve or disapprove of the resubmitted Final Space Plan, based upon the criteria set forth in this Section 2.2, within five (5) Business Days after Landlord receives such resubmitted Final Space Plan. Such procedures shall be repeated until the Final Space Plan is approved. The Final Space Plan may be provided by Tenant to Landlord in one or more stages and at one or more times and the time periods set forth herein shall apply to each portion submitted.

2.3.        Completion of Construction Drawings.  Promptly following the mutual execution of this Lease, Tenant, the Architect and the Engineers shall complete the Construction Drawings for the Premises in a form which is sufficient to obtain applicable permits and shall submit such Construction Drawings to Landlord for Landlord’s approval. Landlord shall, within ten (10) Business Days after Landlord’s receipt of the Construction Drawings, either (i) approve the Construction Drawings, which approval shall not be unreasonably withheld if the same are logical evolutions of the Final Space Plan and do not deviate in any material respect therefrom, (ii) approve the Construction Drawings subject to specified conditions which must be stated in a reasonably clear and complete manner to be satisfied by Tenant prior to submitting the Approved Construction Drawings for permits as set forth in Section 2.4 below of this Tenant Work Letter, or (iii) disapprove and return the Construction Drawings to Tenant with requested revisions. If Landlord disapproves the Construction Drawings, Tenant may resubmit the Construction Drawings to Landlord at any time, and Landlord shall approve or disapprove the resubmitted Construction Drawings, based upon the criteria set forth in this Section 2.3, within five (5) Business Days after Landlord receives such resubmitted Construction Drawings. Such procedure shall be repeated until the Construction Drawings are approved.

2.4.        Approved Construction Drawings.  The Construction Drawings for the Tenant Improvements shall be approved by Landlord (the “Approved Construction Drawings”) prior to the commencement of construction of the Tenant Improvements. Tenant shall, at its sole cost and expense, cause to be obtained all applicable building permits required in connection with the construction of the Tenant Improvements (“Permits”). Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any Permits or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate at no cost to Landlord with Tenant in performing ministerial acts reasonably necessary to enable Tenant to obtain any such Permits or certificate of occupancy. No changes, modifications or alterations in the Approved Construction Drawings may be made without the prior written consent of Landlord pursuant to the terms of Section 2.5 below. Landlord confirms that it has approved the “Drawings” as defined in and described in the Approved Construction Contract.

2.5.        Change Orders.  In the event Tenant desires to change the Approved Construction Drawings, Tenant shall deliver notice (the “Drawing Change Notice”) of the same to Landlord, setting forth in detail the changes (the “Tenant Change”) Tenant desires to make to the Approved Construction Drawings. Landlord shall, within four (4) Business Days of receipt of a Drawing Change Notice, either (i) approve the Tenant Change, which approval shall not be unreasonably withheld if the same is consistent with the Final Space Plan or (ii) disapprove the Tenant Change and deliver a notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord’s disapproval. Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant.

3.	CONSTRUCTION OF THE TENANT IMPROVEMENTS

3.1.        Tenant’s Selection of Contractors.

(a)        The Contractor.  Tenant shall retain a licensed general contractor (the “Contractor”) pre-approved by Landlord, which approval shall not be unreasonably withheld or delayed, prior to Tenant causing the Contractor to construct the Tenant Improvements. Nothing contained herein shall prohibit Tenant from terminating and/or changing Tenant’s Contractor subject to Landlord’s approval of a replacement, which approval shall not be unreasonably withheld or delayed. Landlord hereby approves Wilcox and Company to act as Tenant’s general contractor (and the subcontractors of Wilcox and Company) in performing any Tenant Improvements constructed during the twelve (12) month period following the Lease Date.

(b)        Tenant’s Agents.  All major trade subcontractors and suppliers used by Tenant (such major trade subcontractors and material suppliers along with all other laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, provided that, subject to the terms hereof, Tenant shall cause Landlord’s designated structural, mechanical and life safety subcontractors to be retained in connection with the Tenant Improvements. If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval. The Contractor and the Contractor’s subcontractors (collectively, “Tenant’s Contractors”) and their respective workers shall conduct their activities in and around the Premises, the Building and the Project in a harmonious relationship with all other subcontractors, laborers, materialmen and supplies at the Premises, the Building and the Project.

3.2.        Construction of Tenant Improvements by Tenant’s Agents.

(a)        Construction Contract.  Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor. Landlord acknowledges that it has approved the Approved Construction Contract.

(b)        Tenant’s Agents.

(i)        Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work.  Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (A) the Tenant Improvements shall be constructed in conformance with the Approved Construction Drawings; (B) Tenant’s Contractors shall submit schedules of all work relating to the Tenant Improvements to Landlord and Landlord shall, within five (5) Business Days of receipt thereof, inform Tenant and Tenant’s Contractors of any changes which are reasonably necessary thereto in order to avoid interference with Landlord’s work or unreasonable disruption of existing tenants and Tenant’s Contractors shall adhere to such corrected schedule; and (C) Tenant shall abide by all construction guidelines and reasonable rules made by Landlord’s Project manager with respect to any matter, within reason, in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

(ii)        Indemnity.   Tenant’s indemnity of Landlord as set forth, qualified and conditioned in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s nonpayment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. The waivers of subrogation set forth in this Lease pertaining to property damage shall be fully applicable to damage to property arising as a result of any work performed pursuant to the terms of this Tenant Work Letter.

(iii)        Requirements of Tenant’s Agents.  Tenant’s Contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Tenant’s Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after final completion. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

(iv)        Insurance Requirements.

(A) General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease (provided that the limits of liability to be carried by Tenant’s Agents and Contractor, shall be in an amount which is customary for such respective Tenant’s Agents employed by tenants constructing improvements in the Comparable Buildings), and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.

(B) Special Coverages.  Contractor shall carry “Builder’s All Risk” insurance, in an amount approved by Landlord but not more than the amount of the Contract, covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord (to the extent they are generally required by landlords of Comparable Buildings) and shall be in a form and with companies as are required to be carried by Tenant pursuant to the terms of this Lease.

(C) General Terms.  Certificates for all insurance carried pursuant to this Section 3.2(b)(iv) shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the Project. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days’ prior notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof and this Lease is not terminated, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the completion of the Tenant Improvements. All such insurance relating to property, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 3.2(b)(ii) of this Tenant Work Letter and Tenant’s right with respect to the waiver of subrogation.

(c)        Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following: (i) all Laws; and (ii) building material manufacturer’s specifications.

(d)        Inspection by Landlord.  Landlord shall have the right to inspect the Tenant Improvements at all reasonable times; provided, however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. In the event that Landlord should disapprove of any portion of the Tenant Improvements during an inspection, Landlord shall notify Tenant in writing within a reasonable time of such inspection of such disapproval and shall specify in reasonably sufficient detail the items disapproved. Any defects or deviations in, and/or disapprovals in accordance herewith by Landlord of, the Tenant Improvements shall be rectified by Tenant at Tenant’s expense and at no expense to Landlord; provided, however, that in the event Landlord determines that a defect or deviation exists or reasonably disapproves of any matter in connection with any portion of the Tenant Improvements, Landlord may, following notice to Tenant and a reasonable period of time for Tenant to cure, take such action as Landlord deems reasonably necessary to correct the same, at Tenant’s expense, and at no additional expense to Landlord, and without incurring any liability on Landlord’s part.

(e)        Meetings.  Commencing upon the execution of this Lease, Tenant shall hold periodic meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location reasonably designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.

3.3.        Notice of Completion; Copy of Record Set of Plans.  Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall prepare a Notice of Completion, which Landlord shall execute if factually correct, and Tenant shall cause such Notice of Completion to be recorded in the appropriate office of the county recorder in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Construction Drawings as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction, (B) to certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) CD-ROMs of such updated Approved Construction Drawings, in CAD format, within thirty (30) days following issuance of a certificate of occupancy for the Premises, (ii) Tenant shall deliver to Landlord a copy of all LEED-EB requirement records indicating compliance with the Specifications relating to the LEED-EB Specifications, and (iii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the Tenant Improvements.

4.	MISCELLANEOUS

4.1.        Tenant’s Representative.  Tenant has designated Brian Griggs as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

4.2.        Landlord’s Representative.  Landlord has designated Anne Sparks as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

4.3.        Reimbursement of Landlord Costs.  Tenant shall reimburse Landlord for all actual out-of-pocket costs in reviewing plans and documents and in monitoring construction, including, without limitation, the costs of any construction manager or third party consultants retained by Landlord.

4.4.        Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

4.5.        Tenant’s Lease Default.  Notwithstanding any terms to the contrary contained in this Lease, if Tenant is in default of this Lease (including, without limitation, this Tenant Work Letter) at any time on or before the completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be suspended until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the completion of the Tenant Improvements caused by such inaction by Landlord). Notwithstanding the forgoing, if a default by Tenant is cured, forgiven or waived, Landlord’s suspended obligations shall be fully reinstated and resumed, effective immediately.

4.6.        Dispute.  Any dispute in regard to this Tenant Work Letter shall be resolved by Interim Resolution.

Executed this 18th day of September, 2008.

LANDLORD:	6200 Stoneridge Mall Road Investors, LLC, a Delaware limited liability company

	By:	TPF Equity REIT Operating Partnership LP, its sole member

		By:	TPF Equity REIT Operating Partnership GP LLC, its general partner

			By:	/s/ Timothy J. Cahill

Name:	Timothy J. Cahill

Title:	Executive Director – Asset Management

TENANT:	Workday, Inc., a Nevada corporation

	By:	/s/ Steve Hill

Name:	Steve Hill

Title:

EXHIBIT C

RULES AND REGULATIONS

This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit C to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this Exhibit C are hereby incorporated into and are made a part of the Lease. Capitalized terms used but not otherwise defined in this Exhibit C have the meanings ascribed to such terms in the Lease.

1.    Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.

2.    All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

3.    Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 33 of the Lease.

4.    Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

5.    Tenant shall not make any duplicate keys or key cards to the Premises or the Building without the prior consent of Landlord.

6.    Tenant shall park motor vehicles in Parking Areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated Parking Areas after the conclusion of normal daily business activity.

7.    Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Building or the Project and shall cooperate to prevent same.

8.    No person shall go on the roof without Landlord’s permission.

9.    Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.

10.    All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

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11.    Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

12.    Tenant shall not permit any animals, including, but not limited to, any household pets (but excluding service animals, which are permitted), to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.

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EXHIBIT D

FORM OF ESTOPPEL CERTIFICATE

                                 , a                                  (“Tenant”) hereby certifies to              and its successors and assigns that Tenant leases from                                 , a                              (“Landlord”) approximately              square feet of space (the “Premises”) in                      pursuant to that certain Lease Agreement dated                     , 20       by and between Landlord and Tenant, as amended by                                  (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to                                 , that as of the date hereof:

1.    The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.

2.    Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor, except as follows:                                                  . Tenant is not entitled to any further payment or credit for tenant work, except as follows:                                                      .

3. The initial term of the Lease commenced                 , 20       and shall expire                 , 20      . Tenant has the following rights to renew or extend the term of the Lease or to expand the Premises:                                              .

4. Tenant has not paid any rentals or other payments more than one (1) month in advance, except as follows:                                              .

5. Base Rent payable under the Lease is                      Dollars ($            ). Base Rent and additional Rent have been paid through                     , 20      . There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease, except as follows:                                              .

6. There are no concessions, bonuses, free months’ rent, rebates or other matters affecting the rentals, except as follows:                                              .

7. No security or other deposit has been paid with respect to the Lease, except as follows:                                              .

8. Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent, except as follows:                                              . Tenant is not in default under any of the terms and conditions of the Lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.

D-1

9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises, except as follows:                                              .

10. Tenant has no rights of first refusal to purchase, or options to purchase, the property of which the Premises is a part.

11. The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.

Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises.

IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this            day of                 , 20__.

TENANT:	_______________________________________________________________________, a ______________________________________________________________________

By: ____________________________________________________________________

Name: __________________________________________________________________

Title: ___________________________________________________________________

D-2

EXHIBIT E

SECURITY DEPOSIT AMOUNT

For reference purposes only, the amount of the Security Deposit required to be delivered by Tenant, from time to time, shall comprise the following categories: “Base Rent Security,” “TI Security,” “Commission Security,” and “Eloan Security.” Tenant shall deliver to Landlord the various components of the Security Deposit relative to the Phase I Premises, the Phase II Premises, the 6210 Expansion Premises (if any), the 6230 Additional Space (of any), and the 6210 Additional Space (if any), in the amounts and on the due dates set forth below.

PHASE I PREMISES

Due Date	Category	Amount
Within five (5) Business Days following the Lease Date	Eloan Security	$769,300.00
July 1,2010	Base Rent Security	$733,912.00
The date which is three (3) days prior to the date of Landlord’s payment of such amount	TI Security	An amount equal to the requested Tenant Improvement Allowance with respect to the Phase I Premises
The date which is three (3) days prior to the date of Landlord’s payment of such amount	Commission Security	An amount equal to the total aggregate commissions paid or payable by Landlord with respect to the Phase I Premises

PHASE II PREMISES

Due Date	Category	Amount
Commencement Date respecting the Phase II Premises	Base Rent Security	An amount equal to nine (9) months’ average Base Rent (over the term applicable thereto)
The date which is three (3) days prior to the date of Landlord’s payment of such amount	TI Security	An amount equal to the requested Tenant Improvement Allowance with respect to the Phase II Premises
The date which is three (3) days prior to the date of Landlord’s payment of such amount	Commission Security	An amount equal to the total aggregate commissions paid or payable by Landlord with respect to the Phase II Premises

6210 EXPANSION PREMISES

Due Date	Category	Amount
Concurrent with the mutual execution of a 6210 Expansion Amendment in accordance with Paragraph 58 of the Lease	Base Rent Security	An amount equal to six (6) months’ average Base Rent (over the term applicable thereto) for any such 6210 Expansion Space
The date which is three (3) days prior to the date of Landlord’s payment of such amount	TI Security	An amount equal to the requested Tenant Improvement Allowance with respect to any such 6210 Expansion Space
The date which is three (3) days prior to the date of Landlord’s payment of such amount	Commission Security	An amount equal to the total aggregate commissions paid or payable by Landlord with respect to any such 6210 Expansion Space

6230 EXPANSION PREMISES

OR 6230 ADDITIONAL SPACE

Due Date	Category	Amount
Concurrent with the mutual execution of a 6230 Expansion Agreement in accordance with Paragraph 59 of the Lease.	Base Rent Security	An amount equal to six (6) months’ average Base Rent (over the term applicable thereto) for any such 6230 Expansion Premises or 6230 Additional Space
The date which is three (3) days prior to the date of Landlord’s payment of such amount	TI Security	An amount equal to the requested Tenant Improvement Allowance with respect to any such 6230 Expansion Premises or 6230 Additional Space
The date which is three (3) days prior to the date of Landlord’s payment of such amount	Commission Security	An amount equal to the total aggregate commissions paid or payable by Landlord with respect to any such 6230 Expansion Premises or 6230 Additional Space

6210 ADDITIONAL SPACE

Due Date	Category	Amount
Concurrent with the mutual execution of a written agreement for 6210 Additional Space in accordance with Paragraph 60 of the Lease	Base Rent Security	An amount equal to six (6) months’ average Base Rent (over the term applicable thereto) for any such 6210 Additional Space
The date which is three (3) days prior to the date of Landlord’s payment of such amount	TI Security	An amount equal to the requested Tenant Improvement Allowance with respect to any such 6210 Additional Space
The date which is three (3) days prior to the date of Landlord’s payment of such amount	Commission Security	An amount equal to the total aggregate commissions paid or payable by Landlord with respect to any such 6210 Additional Space

SECURITY DEPOSIT BURN DOWN

Tenant shall be permitted to reduce all or certain portions of the Security Deposit as set forth below. In order to effect any such reductions in the Security Deposit, Tenant shall either deliver an amendment to the existing Letter of Credit(s) or replacement letter(s) of credit in the new amount that otherwise complies with all other applicable requirements specified in Paragraph 7 of the Lease, or in the event Landlord is holding cash, such amounts shall be returned to Tenant. Notwithstanding anything in this Exhibit E to the contrary (i) there shall be no return or reduction of the Security Deposit (or any portion thereof) to Tenant at any time while Tenant is in default of any of its obligations under this Lease, and (ii) in no event shall the aggregate amount of the Security Deposit ever be less than three (3) months of Base Rent (based on the average rental rate for the term of the Lease) for the entire Premises.

Burn Down of Eloan Security

Provided that during the twelve (12) month period immediately preceding the effective date of any reduction of the Base Rent Security, (1) Tenant has timely paid all Rent due under this Lease (within the applicable cure or grace period), and (2) Tenant has not been in default under any provision of this Lease and failed to cure such default within any applicable cure period, then Tenant shall have the right to eliminate the Eloan Security effective as of June 30, 2010.

Burn Down of Base Rent Security Amounts

Provided that during the twelve (12) month period immediately preceding the effective date of any reduction of the Base Rent Security for each portion of the Premises, (1) Tenant has timely paid all Rent due under this Lease (within the applicable cure or grace period), and (2) Tenant has not been in default under any provision of this Lease and failed to cure such default within any applicable cure period, then (i) Tenant shall have the right to reduce the amount of the Base Rent Security for each of the Phase I Premises and the Phase II Premises by an amount equal to three (3) months average Base Rent for each such portion of the Premises, effective as of July 1, 2011, (ii) Tenant shall have the right to reduce the amount of the Base Rent Security for each of the Phase I Premises and the Phase II Premises to an amount equal to three (3) months average Base Rent for each such portion of the Premises, effective as of July 1, 2013, and (iii) Tenant shall have the right to reduce the amount of the Base Rent Security for any other portion of the Premises to an amount equal to three (3) months average Base Rent for such portion of the Premises, effective as of first day of the thirty-seventh (37th) month following Landlord’s delivery of possession of each such portion of the Premises. For the avoidance of doubt, Landlord and Tenant acknowledge that the average monthly Base Rent, as used herein, shall be calculated based on the Rentable Area of the portion of the Premises in question, multiplied by the average monthly Base Rate over the Term for such portion of the Premises. The average monthly Base Rate for the Phase I Premises and the Phase II Premise is agreed to be Two and 65/100 Dollars ($2.65).

Burn Down of TI Security and Commission Security

Provided that during the twelve (12) month period immediately preceding the effective date of any reduction of the TI Security or Commission Security for each portion of the Premises, (1) Tenant has timely paid all Rent due under this Lease (within the applicable cure or grace period), and (2) Tenant has not been in default under any provision of this Lease and failed to cure such default within any applicable cure period, then Tenant shall have the right to reduce the amount of the TI Security and/or Commission Security for each such portion of the Premises on a quarterly basis in an amount equal to $4.50 per square foot of Rentable Area of each such portion of the Premises (or by the then remaining amount of TI Security and Commission Security if less than $4.50 per square foot of Rentable Area of such portion of the Premises) commencing (i) as of July 1, 2011 for the Phase I Premises and the Phase II Premises, and (ii) as of the first day of the thirteenth (13th) month following the Landlord’s delivery of possession respecting any other portion of the Premises. Any such quarterly reductions to be effected as of January 1st, April 1st, July 1st, and October 1st of each calendar year.

Burn Down of entire Security Deposit for Capital Markets Transaction

Provided that during the twelve (12) month period immediately preceding the effective date of any reduction of the Security Deposit, (1) Tenant has timely paid all Rent due under this Lease (within the applicable cure or grace period), and (2) Tenant has not been in default under any provision of this Lease and failed to cure such default within any applicable cure period, then Tenant shall have the right to reduce the total amount of the Security Deposit based on the following: If Tenant successfully completes an initial public offering of its capital stock, is listed as a public company on a national securities exchange and has a market capitalization equal to or exceeding One Hundred Million Dollars ($100,000,000.00) for a period of at least six (6) consecutive months, then Tenant shall have the right to reduce the total amount of the Security Deposit to an amount equal to three (3) months of Base Rent (based on the blended average rental rate for the term of the Lease); provided, however, that in no event shall Tenant be permitted to reduce all or any portion of the Security Deposit prior to July 1, 2011.

EXHIBIT F

JANITORIAL SPECIFICATIONS

The following building standard janitorial and cleaning services shall be provided Monday through Friday, 5 days a week, and/or at such other times as may be mutually agreed upon.

A.	Tenant Office Areas

1.

Empty, clean and damp dust all waste receptacles and remove waste paper and rubbish from the Premises nightly, wash receptacles as necessary. Recycled materials including paper, aluminum and glass will be picked up nightly.

2.	Weekly vacuum all rugs and carpeted areas in the Tenant Office Areas.

3.

Weekly hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, window sills and all other horizontal surfaces; once every three weeks for vertical paneled surfaces; wash window sills when necessary.

4.

Weekly spot clean, including remove finger marks, dirt, stains, graffiti and smudges from vertical surfaces, including doors, door frames, glass, around light switches, private entrance glass, painted walls, and partitions.

B.	Conference Rooms, Common Areas, and Kitchenettes

1.

Empty, clean and damp dust all waste receptacles and remove waste paper and rubbish from the Premises nightly, wash receptacles as necessary. Recycled materials including paper, aluminum and glass will be picked up nightly.

2.	Vacuum nightly all rugs and carpeted areas in the lobbies and corridors.

3.

Nightly hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, window sills and all other horizontal surfaces; once every three weeks for vertical paneled surfaces; wash window sills when necessary.

4.	Nightly damp wipe all glass furniture tops.

5.

Nightly spot clean, including remove finger marks, dirt, stains, graffiti and smudges from vertical surfaces, including doors, door frames, glass, around light switches, private entrance glass, painted walls, elevator doors, and partitions.

6.	Wash clean all water fountains nightly.

7.	Police all stairwells throughout the project daily and keep in clean condition.

8.	Nightly damp mop spillage in non-carpeted office and public areas.

9.	Nightly damp dust all telephones, desks and other furniture tops.

C.	Washrooms

1.	Wet mop, sanitize, rinse and dry floors nightly.

2.	Scrub floors, baseboards and walls as necessary.

3.	Clean all mirrors, bright work and enameled surfaces nightly.

4.	Wash and disinfect all basins, urinals and bowls nightly using nonabrasive cleaners to remove stains and nightly clean undersides of rim of urinals and bowls.

5.	Wash both sides of all toilet seats with soap, water and disinfectant nightly.

6.	Nightly damp wipe and wash with disinfectant when necessary, partitions, tile walls and outside surface of dispensers and receptacles.

7.	Empty and sanitize receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

8.	Fill toilet tissue, facial tissue, soap, paper towel dispensers, and sanitary napkin dispensers nightly.

9.	Clean flushometer, piping, toilet seat hinges and other metal work nightly.

10.	Wash and polish walls, partitions, tile walls and enamel surfaces from trim to floor monthly.

11.	Vacuum all louvers, ventilating grilles and dust light fixtures weekly.

NOTE:	It is the intention to keep washrooms thoroughly cleaned and not to use a disinfectant to kill odor. If a disinfectant is necessary, an odorless product will be used.

D.	Floors

1.	All ceramic tile, marble and terrazzo floors to be swept nightly and washed, scrubbed and buffed as needed.

2.

Vinyl asbestos, asphalt, vinyl, rubber or other composition floors and bases to be swept nightly using dust down preparation; such floors in public areas or on multi-tenant floors to be waxed and buffed monthly.

3.	Tile floors in all areas will be waxed and buffed monthly.

4.	Floors re-waxed and old wax removed as necessary.

5.	Carpeted areas and rugs to be vacuumed cleaned nightly. Return chairs and waste containers to proper positions.

6.	Carpet shampooing will be performed upon Tenant’s request as an additional service.

7.	All carpeted floor areas to be spot cleaned nightly.

8.	Clean chair mats weekly.

E.	Glass

1.	Clean office relight glass every six (6) months. Any additional cleaning to be at Tenant’s expense.

2.	Clean glass entrance doors and adjacent glass panels nightly.

3.	Clean partition glass, office relights, and interior glass doors quarterly.

4.	Spot clean exterior of ground floor glass nightly.

F.	High Dusting (Quarterly)

1.	Dust and wipe clean closet shelving when empty and carpet sweep and dry mop floors in closets if such are empty.

2.	Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces above shoulder height.

3.	Damp dust ceiling air-conditioning diffusers, wall grilles, registers and other ventilating louvers.

4.	Dust the exterior (i.e., below ceiling) surfaces of all lighting fixtures, including glass and plastic enclosures, pendant lighting, and aluminum louvers.

G.	Day Service

1.	At least once daily, check men’s and women’s washrooms for cleanliness and supplies.

2.	As needed, supply toilet tissue, facial tissue, soap, paper towels in men’s and women’s washrooms and sanitary napkins in women’s washroom.

3.	As needed, empty trash, clean mirrors, stainless and counter tops and sweep floors in men’s and women’s washrooms.

4.	As needed, vacuuming of elevator cabs will be performed.

5.	Empty and clean all ash trays, screen all sand urns and supply and replace sand as necessary.

6.	Perform constant surveillance of public areas to insure cleanliness.

H.	General

1.	Wipe all interior metal window frames, mullions, and other unpainted interior metal surfaces of the perimeter walls of the building each time the interior of the windows is washed.

2.	Keep slop sink rooms in a clean, neat and orderly condition at all times.

3.	Wipe clean all metal hardware fixtures nightly and polish bright work as necessary.

4.	Dust and/or wash all directory boards as required and remove fingerprints and smudges nightly.

5.	Maintain building lobby, corridors and other public areas in a clean condition.

6.	Janitorial services must respond to emergencies within a timely manner to prevent further damage from flooding.

EXHIBIT G

FORM OF LETTER OF CREDIT

6200 Stoneridge Mall Road Investors LLC	Letter of Credit No.
c/o UBS Realty Investors LLC 455 Market Street, Suite 1540 San Francisco, California 94105	Date: September 19, 2008

Ladies and Gentlemen:

At the request and for the account of Workday, Inc., 2033 North Main Street, Suite 500, Walnut Creek, CA 94596 (“Applicant”), we hereby establish our Irrevocable Letter of Credit in your favor in the amount of Nine Hundred Sixty-Six Thousand Thirty Three United States Dollars (US$966,033.00) available with us at our above office by payment of your draft(s) drawn on us at sight accompanied by your signed and dated statement worded as follows with the instructions in brackets therein complied with:

“The undersigned, an authorized representative of the beneficiary (“Beneficiary”) of Wells Fargo Bank Letter of Credit No.                              (the “Wells Credit”) hereby certifies that Beneficiary is entitled, under that certain Office Lease Agreement, dated September 18, 2008, by and between Applicant, as Tenant, and Beneficiary, as Landlord (as such Lease Agreement may be, from time to time, amended restated or replaced), to payment in the amount of USD                             .”

This Letter of Credit expires at our above office on June 30, 2010 (“Expiration Date”).

Partial and multiple drawings are permitted under this Letter of Credit. In the event Beneficiary elects to draw upon this Letter of Credit for less than the full stated amount hereof, the amount available under this Letter of Credit will be reduced by the amount of any partial drawings hereunder.

Each draft must be marked “Drawn under Wells Fargo Bank, N.A. Letter of Credit No.                     .”

Each draft must also be accompanied by the original of this Letter of Credit for our endorsement on this Letter of Credit of our payment of such draft. If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be affected only through ourselves and only upon presentation to us at our above-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit A together with the original of this Letter of Credit. Any transfer of this Letter of Credit may not change the place of expiration of this Letter of Credit from our above-specified office. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver the original of this Letter of Credit so endorsed to the transferee. All charges in connection with any transfer of this Letter of Credit are for the Applicant’s account. This Letter of Credit is subject to the Uniform Customs and Practice For Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (the “UCP”), and engages us in accordance therewith.

Very truly yours,

WELLS FARGO BANK, N.A.

BY:
(AUTHORIZED SIGNATURE)

Exhibit A
Wells Fargo Bank, N.A.
Letter of Credit No.
Date:

Wells Fargo Bank, N.A.

Trade Services Division, Northern California

One Front Street, 21st Floor

San Francisco, California 94111

Subject: Your Letter of Credit No.

Ladies and Gentlemen:

For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:

[insert name of transferee]

[insert address]

By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us. Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. This transfer will not become effective until the transferee is so notified.

Very truly yours,

[insert name of transferor]
By:

Name:

Title:

Signature of Transferor Guaranteed

[insert name of bank]

By:

Name:

Title:
[a corporate notary acknowledgement or a certificate of authority with corporate seal is acceptable in lieu of bank guarantee above]

EXHIBIT H

6210 EXPANSION PREMISES

Suite Number	Size
100	13,766
120	5,961
140	6,436
200	12,295
220	5,360
240	13,150
300	14,953
320	11,979
340	3,874
400	2,553
410	4,892
450	9,230
460	5,423
470	1,178
480	7,529
500	30,685

H-1

EXHIBIT I

GENERATOR LOCATION

[SEE FOLLOWING PAGE]

I-1

EXHIBIT I
EMBARCADERO
COURT
STONERIDGE MALL ROAD
INTERSTATE 680
Generator Location

I-2

EXHIBIT J

APPROVED SIGNAGE

[SEE FOLLOWING 3 PAGES]

EXHIBIT J - EYEBROW SIGNAGE

Proposed location of skyline sign.
E-Loan sign to be removed.

EXISTING EXTERIOR AND SKYLINE

Dimensions and scale to be verified.

Proposed Layout for Exterior Skyline
Scale: 3/4" = 1' - 0"

GNU Group	workday.	PROPOSED SKYLINE LAYOUT Date: August 20, 2008 Project: 22.1485.01	Concept: 1 Sheet: 02

EXISTING MONUMENT

NOTE: E-LOAN logo has been recreated
but does not reflect exact logotype, artwork
will need to be provided to GNU for FINAL layout

E-LOAN
workday.
11 1/2"
6"

Same construction as existing, aluminum panel
with push through edge-lit letterforms and graphics

Proposed Layout for Tenant Panel
Scale: 1" = 1' - 0"

EXHIBIT J - MONUMENT SIGNAGE

GNU

workday.

PROPOSED MONUMENT LAYOUT
Date: August 27, 2008
Project: ZZ.1485.01

Concept: 1 Sheet: 01